Exhibit 10.1
INTERCOMPANY AGREEMENT
by and between
LIBERTY MUTUAL AGENCY CORPORATION
and
LIBERTY MUTUAL GROUP INC.
Dated as of [•], 2010

TABLE OF CONTENTS

Page
ARTICLE I

DEFINITIONS

Section 1.1 Certain Definitions	1

ARTICLE II

COSTS AND EXPENSES

Section 2.1 Allocation of Costs and Expenses	14

ARTICLE III

INDEMNIFICATION

Section 3.1 General Cross Indemnification	14
Section 3.2 Registration Statement Indemnification	15
Section 3.3 Indemnity for Former Subsidiaries of Agency Markets	16
Section 3.4 Indemnity for Former Affiliates of Liberty Mutual	17
Section 3.5 Contribution	17
Section 3.6 Procedure	18
Section 3.7 Other Indemnification Matters	19

ARTICLE IV

TRANSFER OF AGENCY MARKETS EMPLOYEES

Section 4.1 Agency Markets Dedicated Employees	19
Section 4.2 Transfer of Employees	20
Section 4.3 Agency Markets Employee Liability	20
Section 4.4 Liberty Mutual Employee Liability	20
Section 4.5 Employee Books and Records	21

ARTICLE V

EMPLOYEE BENEFITS MATTERS

Section 5.1 Continued Participation in Liberty Mutual Plans	21
Section 5.2 Liberty Mutual Retirement Benefit Plans	21
Section 5.3 Transferred Employee Status under Liberty Mutual Plans	22
Section 5.4 Agency Market Plans	22
Section 5.5 Liberty Mutual Benefits Liability	22

LIST OF SCHEDULES

Schedule 3.1(b)	Guarantees
Schedule 5.1	Liberty Mutual Plans
Schedule 5.4	Agency Markets Plans
Schedule 8.1	Pre-Existing Agreements

INTERCOMPANY AGREEMENT
     INTERCOMPANY AGREEMENT (this “Agreement”), dated as of [•], 2010 (the “Effective Date”), by and between LIBERTY MUTUAL AGENCY CORPORATION, a Delaware corporation (“Agency Markets”), and LIBERTY MUTUAL GROUP INC., a Massachusetts corporation (“Liberty Mutual”).
     WHEREAS, Liberty Mutual is the indirect owner of all of the issued and outstanding Common Stock (as defined below) of Agency Markets immediately prior to the Effective Date; and
     WHEREAS, in contemplation of Agency Markets ceasing to be so wholly owned by Liberty Mutual, the parties hereto have determined that it is necessary and desirable to set forth certain agreements that will govern certain matters between the parties hereto following the completion of the Initial Public Offering (as defined below).
     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1 Certain Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:
     “Act of Terrorism” shall have the meaning set forth in Section 102 of TRIA.
     “Actions” shall have the meaning set forth in Section 3.1(a).
     “Affiliate” means with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the Person specified. The term “control” (including the terms “controlling,” “controlled by,” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract, or otherwise).
     “Agency Markets” shall have the meaning set forth in the preamble.

     “Agency Markets Auditors” means the independent certified public accountants of Agency Markets.
     “Agency Markets Business” means the business of Agency Markets and its Subsidiaries, including the operating segments known as “Commercial”, “Personal “ and “Surety”, the business segment known as “Corporate and Other,” and the underwriting and administration of property and casualty and surety business through independent insurance agencies and broker relationships, and operations ancillary thereto as more fully described in the IPO S-1.
     “Agency Markets Business Records” shall have the meaning set forth in Section 8.19(h) of this Agreement.
     “Agency Markets Charter” means the Amended and Restated Certificate of Incorporation of Agency Markets filed with the Secretary of State of the State of Delaware on [•], 2010.
     “Agency Markets Consolidated Group” means the Consolidated Group of which Agency Markets is the common parent corporation (or would be the common parent corporation if it were not a member of the Liberty Mutual Consolidated Group) and including any corporation or other entity which may become a member of such group from time to time.
     “Agency Markets Dedicated Employees” shall have the meaning set forth in Section 4.1.
     “Agency Markets Information” shall have the meaning set forth in Section 6.1(m).
     “Agency Markets Plan” means any plan, policy, program, on-going arrangement, contract, trust, insurance policy or other agreement or funding vehicle, as amended from time to time, for which the eligible classes of participants are limited to employees or former employees of Agency Markets or any of its Subsidiaries.
     “Agency Markets Public Documents” shall have the meaning set forth in Section 6.1(j).
     “Agency Markets Software” means (i) all software owned by Agency Markets or its Subsidiaries and used by a member of the Liberty Mutual Affiliated Group as of the Effective Date and (ii) all software licensed to Agency Markets or its Subsidiaries by a third party and used by a member of the Liberty Mutual Affiliated Group as of the Effective Date.

     “Agency Markets Strategic Business Unit” means the strategic business unit of Liberty Mutual conducting the Agency Markets Business prior to the Effective Date.
     “Agency Markets Transferred Business” shall have the meaning set forth in Section 3.3(a).
     “Agency Markets TRIA Parties” shall have the meaning set forth in Section 8.18(a).
     “Aggregate Stop-Loss Reinsurance Agreement” means the Aggregate Stop-Loss Reinsurance Agreement,” between Liberty Mutual Insurance Company (reinsurer) and Peerless Insurance Company (cedant) dated as of June 30, 2010.
     “Agreement” shall have the meaning set forth in the introductory paragraph.
     “Annual Financial Statements” shall have the meaning set forth in Section 6.1(g).
     “Applicable Law” means any statute, rule, regulation, ordinance, order, decree, directive or other legal restriction of any federal, state, local or foreign governmental, administrative or regulatory authority, agency or instrumentality.
     “Average Market Price” of any security on any date means the average of the daily closing prices for the ten (10) most recent consecutive trading days before the day in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as furnished by a member firm on the principal national securities exchange on which such security is listed or admitted to trading selected from time to time by Agency Markets for that purpose. For the purpose of this definition, the term “trading day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on such exchange or in such market.
     “Average Purchase Price” shall have the meaning set forth in Section 7.2(b).
     “Beneficially Own,” “Beneficially Owned” and “Beneficially Owning” shall mean beneficial ownership within the meaning of Rule 16a-1(a)(2) promulgated by the SEC under the Exchange Act.

     “Business Day” or “business day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Boston or New York City are authorized or obligated by Applicable Law to close.
     “Change of Control” means the consummation of any transaction or series of transactions which result in any Person other than a member of the Liberty Mutual Affiliated Group Beneficially Owning, directly or indirectly, more than ten percent (10)% of the total voting power of Agency Markets.
     “Class A Common Stock” means the Class A Common Stock, par value $0.01 per share, of Agency Markets.
     “Class B Common Stock” means the Class B Common Stock, par value $0.01 per share, of Agency Markets.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Combined Return” means any Tax Return, other than with respect to United States federal income Taxes, filed on a consolidated, combined (including nexus combination, worldwide combination, domestic combination, line of business combination or any other form of combination) or unitary basis wherein Agency Markets or one or more of its Subsidiaries joins in the filing of such Tax Return (for any taxable period or portion thereof) with Liberty Mutual or one or more members of the Liberty Mutual Affiliated Group.
     “Common Stock” means, collectively, the Class A Common Stock and Class B Common Stock of Agency Markets and any other class or series of common stock of Agency Markets hereafter created.
     “Concurrent Transactions” means the transactions described in the IPO S-1 to be completed immediately prior to and/or contemporaneously with the Initial Public Offering.
     “Consolidated Group” means an affiliated group of corporations within the meaning of Section 1504(a) of the Code.
     “Consolidated Return” means any Tax Return with respect to United States federal income Taxes filed on a consolidated basis wherein Agency Markets or one or more of its Subsidiaries join in the filing of such Tax Return (for any taxable period or portion thereof) with Liberty Mutual or one or more members of the Liberty Mutual Affiliated Group.

     “Control Event” means (i) the acquisition by a competitor of any member of the Liberty Mutual Affiliated Group of fifty percent (50%) or more of the equity interests in Agency Markets or any of its Subsidiaries or (ii) the acquisition by Agency Markets or any of its Subsidiaries of fifty percent (50%) or more of the equity interests in a competitor of any member of the Liberty Mutual Affiliated Group or (iii) the possession by a competitor of any member of the Liberty Mutual Affiliated Group, directly or indirectly, of the power to independently direct or cause the direction of the management and policies of Agency Markets or any of its Subsidiaries, whether through the ownership of a voting equity interest, by contract or otherwise.
     “Deconsolidation Event” means, with respect to Agency Markets and each of its Subsidiaries, any event or transaction that causes Agency Markets and/or one or more of its Subsidiaries to no longer be eligible to join with Liberty Mutual or one or more members of the Liberty Mutual Affiliated Group in the filing of a Consolidated Return or a Combined Return.
     “Direct Earned Premium” shall have the meaning set forth in Section 102 of TRIA.
     “Dispute” shall have the meaning set forth in Section 9.1(a).
     “Dispute Notice” shall have the meaning set forth in Section 9.1(b).
     “Effective Date” shall have the meaning set forth in the preamble.
     “Equity Issuance Notice” shall have the meaning set forth in Section 7.1(b).
     “Equity Purchase Rights” shall have the meaning set forth in Section 7.1(a).
     “Equity Purchase Share Amount” shall have the meaning set forth in Section 7.1(b).
     “Equity Purchase Shares” means shares of Voting Stock or any securities convertible into or exchangeable for shares of Voting Stock or any options, warrants or rights to acquire shares of Voting Stock.
     “Equity Sale Rights” shall have the meaning set forth in Section 7.2(a).
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Exercise Notice” shall have the meaning set forth in Section 7.2(b).
     “Exercise Percentage” shall mean, with respect to any Repurchase Period, the aggregate portion of the Ownership Ratio, expressed as a percentage, for which the members of the Liberty Mutual Affiliated Group wish to exercise the Equity Sale Rights during such Repurchase Period.
     “Fair Market Value” means, with respect to shares of Voting Stock, the fair market value thereof as jointly determined by Agency Markets and Liberty Mutual or, in the event Agency Markets and Liberty Mutual are unable to agree, as determined by a mutually acceptable nationally recognized investment banking or other financial advisory firm.
     “Federal Share of Compensation” shall have the meaning provided for in Section 103(e) of TRIA.
     “FINRA” means the Financial Industry Regulatory Authority.
     “First Trigger Date” means the first date on which the members of the Liberty Mutual Affiliated Group cease to Beneficially Own, in the aggregate, shares entitled to more than fifty percent (50%) of the votes entitled to be cast by the holders of then outstanding Common Stock.
     “GAAP” means United States generally accepted accounting principles.
     “Guaranty” means any guaranty, keepwell, net worth or financial condition maintenance agreement of or by any member of the Liberty Mutual Affiliated Group provided to any Person (including any insurance regulatory authority) with respect to any actual or contingent obligation of Agency Markets or any Subsidiary of Agency Markets.
     “Indebtedness” means, with respect to any Person, all indebtedness, obligations and liabilities of such Person, whether direct or indirect, joint or several, matured or unmatured, liquidated or unliquidated, secured or unsecured, (a) in respect of any money borrowed by such Person, or (b) created or evidenced by any loan or credit agreement, promissory note, repurchase agreement, debenture, bond or other similar written obligation to pay money.
     “Indemnifying Party” shall have the meaning set forth in Section 3.6.

     “Indemnitees” shall have the meaning set forth in Section 3.6.
     “Initial Public Offering” means the proposed initial public offering of Class A Common Stock as contemplated by the IPO S-1.
     “Insured Losses” shall have the meaning set forth in Section 102 of TRIA.
     “Insurer Deductible” shall have the meaning set forth in Section 102 of TRIA.
     “IPO S-1” means Agency Markets’ registration statement on Form S-1 (No. [•]) filed with the SEC under the Securities Act and relating to the Initial Public Offering, as the same may be amended or supplemented from time to time.
     “Liberty Mutual” shall have the meaning set forth in the preamble.
     “Liberty Mutual Affiliated Group” means collectively, Liberty Mutual and all of its Affiliates now or hereafter existing, other than Agency Markets and its Subsidiaries (now or hereafter existing). For the avoidance of doubt, references in this Agreement to “members” or “member” of the Liberty Mutual Affiliated Group refer collectively to legal entities or individually to any legal entity that is included within the Liberty Mutual Affiliated Group, and do not refer to policyholders or members of any such legal entity.
     “Liberty Mutual Annual Statements” means, collectively, the audited financial statements and annual reports of any member of the Liberty Mutual Affiliated Group.
     “Liberty Mutual Auditors” means the independent certified public accountants of any member of the Liberty Mutual Affiliated Group.
     “Liberty Mutual Compliance Policies” means compliance policies and procedures identified from time to time by Liberty Mutual as generally applicable to Liberty Strategic Business Units.
     “Liberty Mutual Consolidated Group” means the Consolidated Group of which Liberty Mutual is the common parent corporation, and any corporation or other entity which may be, may have been or may become a member of such group from time to time, but excluding any member of the Agency Markets Consolidated Group.

     “Liberty Mutual Plan” means any plan, policy, program, on-going arrangement, contract, trust, insurance policy or other agreement or funding vehicle, as amended from time to time, for which the eligible classes of participants are limited to employees or former employees of members of the Liberty Mutual Affiliated Group.
     “Liberty Mutual Software” means (i) all software owned by a member of the Liberty Mutual Affiliated Group and used by Agency Markets or its Subsidiaries as of the Effective Date and (ii) all software licensed to a member of the Liberty Mutual Affiliated Group by a third party and used by Agency Markets or its Subsidiaries as of the Effective Date in the ordinary course of the Agency Markets Business.
     “Liberty Mutual TRIA Parties” shall have the meaning set forth in Section 8.18(a).
     “Liberty Source Code” shall have the meaning set forth in Section 8.10(c)(v).
     “Liberty Strategic Business Unit” means any of the strategic business units of the members of the Liberty Mutual Affiliated Group currently organized as “Personal Markets”, “Commercial Markets” and “International,” excluding, for the avoidance of doubt, the Agency Markets Strategic Business Unit.
     “Liberty Transferred Business” shall have the meaning set forth in Section 3.4(a).
     “Losses” shall have the meaning set forth in Section 3.1(a).
     “Measurement Point” with respect to any Repurchase Period means as of 11:59 p.m. on the last day of the fiscal quarter prior to such Repurchase Period; provided, however, that with respect to the first Repurchase Period for any Repurchase Plan, the Measurement Point shall be as of 11:59 p.m. on the day prior to such Repurchase Period.
     “Model Audit Rule” means Annual Financial Reporting Model Regulation (otherwise known as the Model Audit Rule or MAR) as adopted by the applicable insurance regulatory authority or state.
     “Non-Liberty Repurchase Number” means the aggregate number of shares of Voting Stock repurchased by Agency Markets from Persons other than members of the Liberty Mutual Affiliated Group during the corresponding Repurchase Period.
     “Outstanding Stock” means the shares of Stock of Agency Markets issued and outstanding, and shall not include shares of Stock held by Agency Markets as treasury stock or by any Subsidiary of Agency Markets that is disregarded as an entity separate from Agency Markets for United States federal income tax purposes.
     “Ownership Ratio” means, with respect to any Repurchase Period, the quotient of (x) the number of shares of Voting Stock owned by the members of the Liberty Mutual Affiliated Group, in the aggregate, as of the Measurement Point for such Repurchase Period less any Pending Repurchase Shares divided by (y) the aggregate number of shares of Voting Stock owned by Persons other than members of the Liberty Mutual Affiliated Group as of such Measurement Point.
     “Pending Repurchase Shares” means, with respect to any Repurchase Period, any shares of Voting Stock which members of the Liberty Mutual Affiliated Group have previously agreed to sell to and are required to be purchased by Agency Markets pursuant to the Equity Sale Rights exercised for any prior Repurchase Period but have not been sold as of the Measurement Point for the current Repurchase Period.
     “Permitted Acquisition” means any acquisition by Agency Markets or its Subsidiaries of Stock, Stock Equivalents or assets (including any business or operating unit) of any Person not requiring the prior affirmative vote of the holders of the Class B Common Stock pursuant to Section 8.3(a)(iii).
     “Person” means any individual, corporation, partnership, joint venture, limited liability company, association or other business entity and any trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Pre-Deconsolidation Period” means any taxable period beginning on or before the date of a Deconsolidation Event.
     “Pre-Existing Agreement” shall have the meaning set forth in Section 8.1.
     “Primary Litigant” shall have the meaning set forth in Section 8.7(a).
     “Privilege” shall have the meaning set forth in Section 6.3.
     “Program Year” shall have the meaning set forth in Section 102 of TRIA.
     “Prospectus” means the prospectus or prospectuses included in the IPO S-1, as amended or supplemented by any prospectus supplement and by all other amendments and supplements to such prospectus, including any prospectus filed pursuant to Rule 424 of the

Securities Act and post-effective amendments and all materials incorporated by reference in such prospectus or prospectuses.
     “Public Filings” shall have the meaning set forth in Section 6.1(n).
     “Quarterly Financial Statements” shall have the meaning set forth in Section 6.1(e).
     “Records” shall have the meaning set forth in Section 8.5(a).
     “Registration Indemnitees” shall have the meaning set forth in Section 3.2(a).
     “Registration Rights Agreement” means the Registration Rights Agreement, dated as of [•], 2010, by and between Agency Markets and Liberty Insurance Holdings, Inc.
     “Regulation S-K” means Regulation S-K of the General Rules and Regulations under the Securities Act.
     “Regulation S-X” means Regulation S-X of the General Rules and Regulations under the Securities Act.
     “Related Agreements” means the Registration Rights Agreement, the Tax Sharing Agreement, the Aggregate Stop-Loss Reinsurance Agreement and the Services Agreement.
     “Repurchase Period” means the fiscal quarter in which a Share Repurchase occurs; provided, however, that with respect to the fiscal quarter in which a Repurchase Plan is first authorized, the first Repurchase Period for such Repurchase Plan shall start on the first day Agency Markets is permitted to repurchase shares under such Repurchase Plan pursuant to Section 7.2(b) of this Agreement.
     “Repurchase Plan” shall have the meaning set forth in Section 7.2(a).
     “Repurchase Plan Notice” shall have the meaning set forth in Section 7.2(b).
     “Repurchase Number” shall mean, with respect to any Repurchase Period, a number of shares of Voting Stock equal to the product of (x) the Ownership Ratio, multiplied by (y) the Exercise Percentage multiplied by (z) the Non-Liberty Repurchase Number, rounded down to the nearest whole share of Voting Stock.

     “Rules” shall have the meaning set forth in Section 9.1 Section 9.1(d)
     “SAP” means the statutory accounting principles prescribed or permitted by the applicable insurance regulatory authority, including accounting and financial reporting pronouncements by the National Association of Insurance Commissioners adopted by the applicable insurance regulatory authority or state.
     “SEC” means the Securities and Exchange Commission.
     “Second Trigger Date” means the first date on which the members of the Liberty Mutual Affiliated Group cease to Beneficially Own, in the aggregate, (20%) or more of the shares of then outstanding Common Stock.
     “Secondary Litigant” shall have the meaning set forth in Section 8.7(a).
     “Securities Act” means the Securities Act of 1933, as amended.
     “Services Agreement” means the Services Agreement, dated as of [•], 2010, by and between Liberty Mutual Insurance Company and Agency Markets.
     “Share Repurchase” shall have the meaning set forth in Section 7.2(a).
     “Stock” means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company, business trust or other entity, whether voting or non-voting.
     “Stock Equivalents” means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable, and all voting debt.
     “Storage Facilities” shall have the meaning set forth in Section 8.5(a).
     “Subsidiary” of Agency Markets means all corporations, partnerships, joint ventures, limited liability companies, associations and other entities (a) in which Agency Markets owns, directly or indirectly, fifty percent (50%) or more of the outstanding voting stock, voting power, partnership interests or similar ownership interests, (b) of which Agency Markets otherwise directly or indirectly controls or directs the policies or operations or (c) which would be considered subsidiaries of Agency Markets within the meaning of Regulation S-K or Regulation S-X.
     “Supplemental Tax Opinion” means [     ].
     “Tax Asset” means any Tax Item that has accrued for Tax purposes, but has not been realized during the taxable period in which it has accrued, and that could reduce a Tax in another taxable period, including a net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or credit related to alternative minimum tax or any other Tax credit.
     “Tax Benefit” means a reduction in the Tax liability (or increase in refund or credit or any item of deduction or expense) of a taxpayer for any taxable period. Except as otherwise provided in this Agreement, a Tax Benefit shall be deemed to have been realized or received from a Tax Item in a taxable period only if and to the extent that the Tax liability of the taxpayer for such period, after taking into account the effect of the Tax Item on the Tax liability of such taxpayer in the current period and all prior periods, is less than it would have been had such Tax liability been determined without regard to such Tax Item.
     “Tax Detriment” means an increase in the Tax liability (or reduction in refund or credit or any item of deduction or expense) of a Taxpayer for any taxable period. Except as otherwise provided in this Agreement, a Tax Detriment shall be deemed to have been realized or incurred from a Tax Item in a taxable period only if and to the extent that the Tax liability of the Taxpayer for such period, after taking into account the effect of the Tax Item on the Tax liability of such Taxpayer in the current period and all prior periods, is more than it would have been had such Tax liability been determined without regard to such Tax Item.
     “Tax Item” means any item of income, gain, loss, deduction, expense or credit, or other attribute that may have the effect of increasing or decreasing any Tax.
     “Tax Return” means any return, report, certificate, form or similar statement or document (including any related or supporting information or schedule attached thereto and any information return, amended tax return, claim for refund or declaration of estimated Tax) required to be supplied to, or filed with, a Tax authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.
     “Tax Sharing Agreement” means the Federal Tax Sharing Agreement, dated as of January 1, 2002, as amended, by and among Agency Markets and its Subsidiaries, Liberty Mutual Holding Company Inc. and the other members of the Liberty Mutual Affiliated Group.

          “Taxes” means all federal, state, local or non-U.S. taxes, charges, fees, duties, levies, imposts, rates or other assessments, including income, premium, gross receipts, net worth, excise, personal property, sales, use, license, capital stock, transfer, franchise, value added or other taxes, (including any interest, penalties or additions attributable thereto) and a “Tax” shall mean any one of such Taxes. For the avoidance of doubt, “Taxes” does not include real property, payroll, withholding, or social security taxes.
          “Third-Party Action” shall have the meaning set forth in Section 8.7(a).
          “Trademark License Agreement” means the Trademark License Agreement, dated as of [•], 2010, by and between Liberty Mutual Insurance Company and LMAC.
          “Transactions” means collectively, the Initial Public Offering and the Concurrent Transactions.
          “Transfer Time” shall have the meaning set forth in Section 4.2.
          “Transferred Employee” shall have the meaning set forth in Section 4.2.
          “TRIA” means Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Extension Act of 2005 and the Terrorism Risk Insurance Program Reauthorization Act of 2007.
          “TRIA Parties” shall have the meaning set forth in Section 8.18(a).
          “TSA” shall have the meaning set forth in Section 8.10(c)(i).
          “Trigger Date” means the occurrence of either the First Trigger Date or Second Trigger Date, as the case may be.
          “Value Ownership Percentage” means the aggregate value of shares of Stock of Agency Markets (other than shares of Stock described in Section 1504(a)(4) of the Code) Beneficially Owned by members of the Liberty Mutual Consolidated Group divided by the aggregate value of all shares of Outstanding Stock (other than shares of Stock described in Section 1504(a)(4) of the Code).

          “Volume Purchasing Arrangements” shall have the meaning set forth in Section 8.16.
          “Voting Ownership Percentage” means the aggregate number of votes for directors of Agency Markets held by members of the Liberty Mutual Consolidated Group divided by the aggregate number of votes for directors of Agency Markets of all shares of Outstanding Stock.
          “Voting Stock” means all securities issued by Agency Markets having the ordinary power to vote in the election of directors of Agency Markets, including Class A Common Stock and Class B Common Stock issued or issuable under the Agency Markets Charter, other than securities having such power only upon the occurrence of a default or any other extraordinary contingency.
ARTICLE II
COSTS AND EXPENSES
          Section 2.1 Allocation of Costs and Expenses. Agency Markets shall pay for all fees, costs and expenses incurred by Agency Markets or any of its Subsidiaries in connection with the Transactions, and Liberty Mutual shall pay for all fees, costs and expenses incurred by any member of the Liberty Mutual Affiliated Group in connection with the Transactions. Notwithstanding the foregoing: Agency Markets shall pay (or to the extent incurred and paid for by any member of the Liberty Mutual Affiliated Group), will promptly reimburse the applicable members of the Liberty Mutual Affiliated Group for any and all amounts so paid for all of the costs for services rendered in connection with the Transactions by (a) Skadden, Arps Slate Meagher & Flom LLP, (b) Ernst & Young LLP, (c) McDermott, Will and Emery LLP, (d) the fees payable to the SEC for the filing of the IPO S-1 and any other registration statements relating to any of the Transactions, (e) fees, costs and expenses associated with the “road-show” and other customary marketing activities in connection with the Initial Public Offering, (f) fees, costs and expenses related to the listing of the Class A Common Stock and any other securities of Agency Markets on any domestic or foreign securities exchange, (g) any FINRA filing fees, (h) initial fees, costs and expenses of the transfer agent for the Class A Common Stock and (i) the cost of any other service providers in connection with the Transactions.
ARTICLE III
INDEMNIFICATION
          Section 3.1 General Cross Indemnification.
               (a) Subject to Section 9.1 hereof and the terms of the Related Agreements, Liberty Mutual agrees to indemnify and hold harmless Agency Markets and its Subsidiaries and each of the officers, directors, employees and agents of Agency Markets and its Subsidiaries against any and all costs and expenses arising out of claims (including attorneys’ fees, interest, penalties and costs of investigation or preparation for defense), judgments, fines, losses, claims, damages, liabilities, demands, assessments and amounts paid in settlement (collectively, “Losses”), in each case, based on, arising out of, resulting from or in connection with any third party claim, action, cause of action, suit, proceeding or investigation, whether civil, criminal, administrative, investigative or other (collectively, “Actions”), based on, arising out of, pertaining to or in connection with (i) any breach by Liberty Mutual of this Agreement, (ii) the ownership or the operation of the assets or properties of (other than capital stock of Agency Markets and its Subsidiaries), and the operation or conduct of the business of, the members of the Liberty Mutual Affiliated Group, whether before, on or after the Effective Date, in each case excluding the Agency Markets Business, or (iii) all of the liabilities to be borne by Liberty Mutual in accordance with the provisions of Sections 4.4 and 5.5 of this Agreement.
               (b) Subject to Section 9.1 hereof and the terms of the Related Agreements, Agency Markets agrees to indemnify and hold harmless each member of the Liberty Mutual Affiliated Group and each of the officers, directors, employees and agents of each member of the Liberty Mutual Affiliated Group against any and all Losses, in each case, based on, arising out of, resulting from or in connection with any Actions, based on, arising out of, pertaining to or in connection with (i) any breach by Agency Markets of this Agreement, (ii) the ownership or the operation of the assets or properties of, and the operation or conduct of the business of, Agency Markets and its Subsidiaries on or after the Effective Date, (iii) the ownership or the operation of the assets or properties of, and the operation or conduct of the business of, Agency Markets and its Subsidiaries prior to the Effective Date other than for any action or inaction taken at the sole direction and control of Liberty Mutual (iv) any Guaranty set forth on Schedule 3.1(b) hereto or (v) all of the liabilities to be borne by Agency Markets in accordance with the provisions of Sections 4.3 and 5.6 of this Agreement.
               (c) The indemnity agreements contained in Section 3.1(a) and (b) shall be applicable whether or not any Action or the facts or transactions giving rise to such Action arose prior to, on or subsequent to the Effective Date.
          Section 3.2 Registration Statement Indemnification.
               (a) Agency Markets agrees to indemnify and hold harmless each member of the Liberty Mutual Affiliated Group and each person, who controls any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Registration Indemnitees”) from and against any and all Losses based on, arising out of, resulting from or in connection with any Action based on, arising out of, pertaining to or in connection with any untrue statement or alleged untrue statement of a material fact contained in the IPO S-1 and any Prospectus, or based on, arising out of, pertaining to or in connection with any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses are based on, arise out of, pertain to or are in connection with any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with information relating to a Registration

Indemnitee furnished in writing to Agency Markets by or on behalf of such Registration Indemnitee expressly for use in the IPO S-1 or Prospectus.
               (b) Each Registration Indemnitee agrees, severally and not jointly, to indemnify and hold harmless Agency Markets and its Subsidiaries and any of their respective directors or officers who sign the IPO S-1, and any person who controls Agency Markets within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from Agency Markets to each Registration Indemnitee, but only with respect to information relating to such Registration Indemnitee furnished in writing to Agency Markets by or on behalf of such Registration Indemnitee expressly for use in the IPO S-1 or Prospectus. For purposes of this Section 3.2(b), any information relating to any underwriter that is contained in the IPO S-1 or a Prospectus shall not be deemed to be information relating to a Registration Indemnitee. If any Action shall be brought against Agency Markets, any of its directors, any such officer or any such controlling person based on the IPO S-1 or any Prospectus and in respect of which indemnity may be sought against a Registration Indemnitee pursuant to this Section 3.2(b) such Registration Indemnitee shall have the rights and duties given to Agency Markets by Section 3.6 hereof (except that if Agency Markets shall have assumed the defense thereof such Registration Indemnitee shall not be required to do so, but may employ separate counsel therefor and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Registration Indemnitee’s expense), and Agency Markets, its directors, any such officer and any such controlling person shall have the rights and duties given to such Registration Indemnitee by Section 3.6 hereof.
          Section 3.3 Indemnity for Former Subsidiaries of Agency Markets.
               (a) To the extent not duplicative of, or in conflict with, the Aggregate Stop-Loss Reinsurance Agreement or any reinsurance agreement between any Subsidiary of Agency Markets and any member of the Liberty Mutual Affiliated Group, Liberty Mutual will indemnify Agency Markets and its Subsidiaries for, and shall defend and hold them harmless against, any and all Losses and Actions relating to or arising out of the business, operations or ownership of any subsidiary previously owned by Agency Markets or its Subsidiaries which, subsequent to Agency Markets’ beneficial ownership and as of the Effective Date, is a subsidiary of a member of the Liberty Mutual Affiliated Group (but no longer a subsidiary of Agency Markets) (each an “Agency Markets Transferred Business”) except for Losses or Actions relating to the performance of Agency Markets or its Subsidiaries under contractual arrangements between Agency Markets and its Subsidiaries, on the one hand, and the Agency Markets Transferred Business, on the other hand.
               (b) To the extent not duplicative of, or in conflict with, the Aggregate Stop-Loss Reinsurance Agreement or any reinsurance agreement between any Subsidiary of Agency Markets and any member of the Liberty Mutual Affiliated Group, Liberty Mutual will indemnify the respective current and former officers, directors and employees of Agency Markets and its Subsidiaries for, and shall defend and hold them harmless against, any and all Losses and Actions relating to or arising out of the Agency Markets Transferred Business except for any actions of any such Persons for which indemnification from Agency Markets or its Subsidiaries would not be available under Applicable Law.
          Section 3.4 Indemnity for Former Affiliates of Liberty Mutual.
               (a) To the extent not duplicative of, or in conflict with, the Aggregate Stop-Loss Reinsurance Agreement or any reinsurance agreement between any member of the Liberty Mutual Affiliated Group and any Subsidiary of Agency Markets, Agency Markets will indemnify each member of the Liberty Mutual Affiliated Group for, and shall defend and hold them harmless against, any and all Losses and Actions relating to or arising out of the business, operations or ownership of any subsidiary previously owned by any member of the Liberty Mutual Affiliated Group which, subsequent to Liberty Mutual Affiliated Group member’s ownership and as of the Effective Date, is a Subsidiary of Agency Markets (but is no longer a member of the Liberty Mutual Affiliated Group) (each a “Liberty Transferred Business”) except for Losses or Actions relating to the performance of Agency Markets or its Subsidiaries under contractual arrangements between Agency Markets and its Subsidiaries, on the one hand, and the Agency Markets Transferred Business, on the other hand.
               (b) To the extent not duplicative of, or in conflict with, the Aggregate Stop-Loss Reinsurance Agreement or any reinsurance agreement between any member of the Liberty Mutual Affiliated Group and any Subsidiary of Agency Markets, Agency Markets will indemnify the respective current and former officers, directors and employees of any member of the Liberty Mutual Affiliated Group for, and shall defend and hold them harmless against, any and all Losses and Actions relating to or arising out of the Liberty Transferred Business except for any actions of any such Persons for which indemnification from a member of the Liberty Mutual Affiliated Group would not be available under Applicable Law.
          Section 3.5 Contribution.
               (a) If the indemnification provided for in this ARTICLE III is unavailable to an indemnified party under Section 3.2 hereof in respect of any Losses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by Agency Markets, on the one hand, and the applicable Registration Indemnitee, on the other hand, from the offering of the securities covered by such the IPO S-1 and Prospectus, or (ii) if the allocation provided by clause (i) above is not permitted by Applicable Law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Agency Markets, on the one hand, and the applicable Registration Indemnitee, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of Agency Markets, on the one hand, and the applicable Registration Indemnitee, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Agency Markets, on the one hand, or by such Registration Indemnitee, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
               (b) Agency Markets and each Registration Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 3.5 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 3.5(a). The amount paid or payable by an indemnified party as a result of the Losses referred to in Section 3.5(a) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such Action. Notwithstanding the provisions of this Section 3.5, a Registration Indemnitee shall not be required to contribute any amount in excess of the amount by which the proceeds to such Registration Indemnitee exceeds the amount of any damages which such Registration Indemnitee has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
          Section 3.6 Procedure. If any Action shall be brought against any Person entitled to indemnification pursuant to this ARTICLE III (each such Person, an “Indemnitee”) in respect of which indemnity may be sought against Liberty Mutual or Agency Markets (in each case, an “Indemnifying Party”), such Indemnitee shall promptly notify the Indemnifying Party, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Indemnitee shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the Indemnifying Party agrees in writing to pay such fees and expenses, (b) the Indemnifying Party fails to assume the defense and employ counsel, or (c) the named parties to an Action (including any impleaded parties) include both the Indemnitee and the Indemnifying Party and such Indemnitee shall have been advised by its counsel that representation of such Indemnitee and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Indemnifying Party shall not have the right to assume the defense of such Action on behalf of such Indemnitee). It is understood, however, that the Indemnifying Party shall, in connection with any one such Action or separate but substantially similar or related Actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified persons not having actual or potential differing interests among themselves, and the Indemnifying Party shall be responsible for the reasonably fees and expenses of separate legal counsel for each Indemnitee having any actual or potential differing interest, and that all such fees and expenses shall be reimbursed as they are incurred. The Indemnifying Party shall not be liable for any settlement of any such Action effected without its prior written consent, but if settled with such prior written consent, or if there be a final judgment for the plaintiff in any such Action, the Indemnifying Party agrees to indemnify and hold harmless each Indemnitee, to the extent provided in this ARTICLE III, from and against any Losses by reason of such settlement or judgment.
          Section 3.7 Other Indemnification Matters.
               (a) No Indemnifying Party shall, without the prior written consent of the Indemnitee Party, effect any settlement of any Action in respect of which indemnification has been sought hereunder by such Indemnitee Party, unless such settlement includes an unconditional release of such Indemnitee Party from all liability on claims that are the subject matter of such Action.
               (b) Any Losses for which an Indemnitee Party is entitled to indemnification or contribution under this ARTICLE III shall be paid by the Indemnifying Party to the Indemnitee Party as such Losses are incurred. The indemnity and contribution agreements contained in this ARTICLE III shall remain operative and in full force and effect, regardless of any (i) investigation made by or on behalf of any Indemnitee, Agency Markets, its directors or officers, or any person controlling Agency Markets, and (ii) termination of this Agreement.
               (c) Liberty Mutual shall (and shall cause each other member of the Liberty Mutual Affiliated Group to), on the one hand, and Agency Markets shall (and shall cause each of its Subsidiaries to), on the other hand, cooperate with each other in a reasonable manner with respect to access to unprivileged information and similar matters in connection with any Action. The provisions of this ARTICLE III are for the benefit of, and are intended to create third party beneficiary rights in favor of, each of the indemnified parties referred to herein. None of the rights and obligations of the parties set forth in this ARTICLE III shall alter or mitigate any of the rights of any of the directors or officers of Liberty Mutual or Agency Markets or any other indemnified person to indemnification under Liberty Mutual’s or Agency Markets’ certificate of incorporation or bylaws or under any agreement.
ARTICLE IV
TRANSFER OF AGENCY MARKETS EMPLOYEES
          Section 4.1 Agency Markets Dedicated Employees. Liberty Mutual and Agency Markets shall cooperate to identify all employees of any member of the Liberty Mutual Affiliated Group whose sole or primary responsibilities relate to Agency Markets Business and whose ultimate management reporting responsibility prior to the Effective Date would have been to the chief executive officer of the Agency Markets Strategic Business Unit (the “Agency Markets Dedicated Employees”), and Liberty Mutual shall, consistent with its policies and procedures, including no effect on their status as employees at will, use commercially reasonable efforts to cause the members of the Liberty Mutual Affiliated Group that employ each such Agency Markets Dedicated Employee to continue to employ such Agency Markets Dedicated Employee until the earlier of (a) each such Agency Markets Dedicated Employee’s termination of employment, as directed by Agency Markets and Liberty Mutual or (b) the transfer of each such Agency Markets Dedicated Employee to the payroll of an Agency Markets Subsidiary pursuant to Section 4.2. Until each Agency Markets Dedicated Employee is transferred pursuant to Section 4.2 or the employment of any such employee is otherwise terminated pursuant to this Section 4.1, such Agency Markets Dedicated Employee shall continue to be employed by, receive compensation from and participate in the employee benefit plans of, his or her employer as of the Effective Date, subject to compliance with Liberty Mutual’s Employee Handbook and as permitted by the terms of the employee benefit plans. Notwithstanding anything to the contrary in this ARTICLE IV, Liberty Mutual shall have no liability in the event that any one or more Agency Markets Dedicated Employees does not become a Transferred Employee for any reason.
          Section 4.2 Transfer of Employees. Liberty Mutual shall use commercially reasonable efforts to, and shall cause each other member of the Liberty Mutual Affiliated Group to use commercially reasonable efforts to, transfer each Agency Markets Dedicated Employee employed by a member of the Liberty Mutual Affiliated Group as of 12:00 midnight on December 31, 2010 and other mutually agreed employees to a Subsidiary of Agency Markets effective as of 12:01 a.m. on January 1, 2011 (the “Transfer Time”). Within a reasonable period of time prior to the Transfer Time, to assure the orderly and efficient transfer of such employees, Agency Markets shall provide Liberty Mutual with written notice identifying the applicable Subsidiary to which each Agency Markets Dedicated Employee and other mutually agreed employees will be transferred as of the Transfer Time. Each Agency Markets Dedicated Employee and other employee transferred pursuant to this Section 4.2 shall be referred to as a “Transferred Employee.”
          Section 4.3 Agency Markets Employee Liability. Agency Markets retains and agrees to pay, perform, fulfill and discharge, as the case may be, all employment or service-related liabilities, unless otherwise reserved or accounted for by any member of the Liberty Mutual Affiliated Group, with respect to (a) any employee, including any Transferred Employee (and their dependents and beneficiaries) for all periods of employment with Agency Markets or its Subsidiaries, (b) any Agency Markets Dedicated Employee (and their dependents and beneficiaries) for all periods of employment with any member of the Liberty Mutual Affiliated Group as an Agency Markets Dedicated Employee, (c) any former employee of Agency Markets and its Subsidiaries (including but not limited to the Transferred Employees) for all periods of employment with Agency Markets and its Subsidiaries, (d) any former Agency Markets Dedicated Employee for all periods of employment with any member of the Liberty Mutual Affiliated Group as an Agency Markets Dedicated Employee and (e) any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker or non-payroll worker in any other contractual relationship with Agency Markets or its Subsidiaries or any member of the Liberty Mutual Affiliated Group whose sole or primary responsibilities relate to Agency Markets Business.
          Section 4.4 Liberty Mutual Employee Liability. Liberty Mutual retains and agrees to pay, perform, fulfill and discharge, as the case may be, all employment or service-related liabilities, unless otherwise reserved or accounted for by Agency Markets or its Subsidiaries, with respect to (a) any Agency Markets Dedicated Employee (and their dependents and beneficiaries) or other employee of any member of the Liberty Mutual Affiliated Group for all periods of employment with any member of the Liberty Mutual Affiliated Group not as an Agency Markets Dedicated Employee, (b) any former Agency Markets Dedicated Employee for all periods of employment with any member of the Liberty Mutual Affiliated Group not as an Agency Markets Dedicated Employee and (c) any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker or non-payroll worker in any other contractual relationship with Agency Markets and its Subsidiaries whose sole or primary responsibilities relate to a Liberty Strategic Business Unit.
          Section 4.5 Employee Books and Records.
               (a) Agency Markets shall provide Liberty Mutual access to any benefits, compensation and employee matters-related information as may be reasonably requested by Liberty Mutual to comply with its obligations under ARTICLE IV or ARTICLE V of this Agreement.
               (b) Liberty Mutual shall provide Agency Markets access to any benefits, compensation and employee matters-related information as may be reasonably requested by Agency Markets to comply with its obligations under ARTICLE IV or ARTICLE V of this Agreement.
ARTICLE V
EMPLOYEE BENEFITS MATTERS
          Section 5.1 Continued Participation in Liberty Mutual Plans. As of January 1, 2011, Liberty Mutual will allow Agency Markets or its Subsidiaries to participate as a participating employer in the Liberty Mutual Plans set forth in Schedule 5.1 hereto. Participation by Agency Markets or its Subsidiaries in the Liberty Mutual Plans identified in Schedule 5.1 hereto shall be subject to the terms and conditions of the Liberty Mutual Plans in effect from time to time. The continued participation of Agency Markets or its Subsidiaries in the Liberty Mutual Plans after January 1, 2011 shall be subject to the sole discretion of Liberty Mutual. Nothing in this Agreement shall be construed to limit the ability of Liberty Mutual in its sole discretion to amend, modify or terminate at any time any Liberty Mutual Plan or any other employee benefit or compensation plan or program sponsored by a member of the Liberty Mutual Affiliated Group in any respect, consistent with the terms of such plan or program.
          Section 5.2 Liberty Mutual Retirement Benefit Plans. Neither Agency Markets nor its Subsidiaries shall be a participating employer in the Liberty Mutual Retirement Benefit Plan on or after the date that the Transferred Employees first become employed by Agency Markets or its Subsidiaries. No Transferred Employee shall earn “Years of Credited Service” (as defined in the Liberty Mutual Retirement Benefit Plan) for services rendered as an employee of Agency Markets or its Subsidiaries. Liberty Mutual may, but is not required to, in its sole discretion, increase benefits under the Liberty Mutual Retirement Benefit Plan that are attributable to the Years of Credited Service completed by Transferred Employees with Liberty Mutual prior to January 1, 2011. On and after the Transfer Time, (i) an individual who transfers employment from Agency Markets or its Subsidiaries to any member of the Liberty Mutual Affiliated Group will only have periods of employment with a member of the Liberty Mutual Affiliated Group counted as credited service under the Liberty Mutual Retirement Benefit Plan for purposes of calculating the amount of benefits under the Liberty Mutual Retirement Benefit Plan and (ii) an individual who transfers employment from any member of the Liberty Mutual Affiliated Group to Agency Markets or its Subsidiaries will only have periods of employment with Agency Markets or its Subsidiaries counted as credited service under the Agency Markets Retirement Benefit Plan for purposes of calculating the amount of benefits under the Agency Markets Retirement Benefit Plan. In addition, an individual’s service with either a member of the Liberty Mutual Affiliated Group, Agency Markets or a Subsidiary of Agency Markets shall be counted as required under ERISA when determining an individual’s eligibility to participate and a participant’s vested benefit under both the Liberty Mutual Retirement Benefit Plan and the Agency Markets Retirement Benefit Plan so long as Agency Markets remains within a controlled group of corporations with Liberty Mutual within the meaning of Section 414(b) of the Code. Notwithstanding the foregoing, nothing in this Section 5.2 shall be construed to limit the ability of Liberty Mutual in its sole discretion to amend, modify or terminate the Liberty Mutual Retirement Benefit Plan in any manner after the Effective Date. Neither Agency Markets nor its Subsidiaries shall have any responsibility to make any contributions to the Liberty Mutual Retirement Benefit Plan. Neither Agency Markets nor its Subsidiaries shall have any liability for any underfunding in the Liberty Mutual Retirement Benefit Plan at any time.
          Section 5.3 Transferred Employee Status under Liberty Mutual Plans. Agency Markets shall take all commercially reasonable steps, including but not limited to taking actions reasonably requested by Liberty Mutual, to prevent the Initial Public Offering or the transfer of employment from a member of the Liberty Mutual Affiliated Group to Agency Markets or a Subsidiary of Agency Markets from being deemed to be a termination of employment for purposes of any Liberty Mutual Plan or to be otherwise an event that, by itself, triggers additional rights under any Liberty Mutual Plan.
          Section 5.4 Agency Market Plans. Until the First Trigger Date, unless otherwise agreed to in writing from Liberty Mutual, Agency Markets agrees to establish and maintain the Agency Markets Plans set forth in Schedule 5.4 hereto on terms and conditions that are the same as the corresponding Liberty Mutual Plans as may be in effect from time to time. Agency Markets acknowledges that it is deemed to be a single employer under Section 414(b), and a single “service recipient” under Section 409A of the Code, with the members of the Liberty Mutual Affiliated Group as of the Effective Date, and that violation of the covenant in this Section 5.4 might cause the Liberty Mutual Plans to no longer comply with requirements under Applicable Law. Liberty Mutual shall not have any liability or responsibility whatsoever with respect to any Agency Markets Plans. No member of the Liberty Mutual Affiliated Group shall have any responsibility to make any contributions to the Agency Markets Retirement Benefit Plan. No member of the Liberty Mutual Affiliated Group shall have any liability for any underfunding in the Agency Markets Retirement Benefit Plan at any time.
          Section 5.5 Liberty Mutual Benefits Liability. With respect to any Transferred Employee, other than any liabilities related to the participation of Agency Markets and its

Subsidiaries in the Liberty Mutual Plans on and after January 1, 2011, Liberty Mutual retains and agrees to pay, perform, fulfill and discharge, as the case may be, all liabilities under any Liberty Mutual Plan (including any discretionary increase in benefits granted by Liberty Mutual under the Liberty Mutual Retirement Benefit Plan after the Transfer Time with respect to Years of Credited Service prior to January 1, 2011). Liberty Mutual shall be responsible for any liability of Agency Markets and its Subsidiaries for underfunding in the Liberty Mutual Retirement Benefit Plan as mandated under ERISA due to being a controlled group member with Liberty Mutual.
          Section 5.6 Agency Markets Benefits Liability. Agency Markets retains and agrees to pay, perform, fulfill and discharge, as the case may be, all liabilities under any Agency Markets Plans and all liabilities related to the participation of Agency Markets and its Subsidiaries in the Liberty Mutual Plans on and after January 1, 2011. Agency markets shall be responsible for any liability of any member of the Liberty Mutual Affiliated Group for underfunding in the Agency Markets Retirement Benefit Plan as mandated under ERISA due to being a controlled group member with Agency Markets.
          Section 5.7 Employee Tax Matters. Liberty Mutual and Agency Markets agree to file all Federal and other income tax returns on the basis that Liberty Mutual, and not Agency Markets, shall be entitled to claim tax deductions with respect to any contributions to the Liberty Mutual Retirement Benefit Plan attributable to any discretionary increase in the value of the benefits of a Transferred Employee under such plan after the transfer of employment to Agency Markets on January 1, 2011 as described in Section 5.2 above. In the event that there is ever a final determination (by the Internal Revenue Service or any other taxing authority) that all or any part of such contribution is deductible by Agency Markets, Agency Markets shall promptly pay the value of the tax benefit to Liberty Mutual, as reasonably determined by Liberty Mutual.
          Section 5.8 No Plan Amendment or Third Party Beneficiary Rights. Nothing in this ARTICLE V shall be deemed or otherwise considered to be an amendment to any Liberty Mutual Plan or otherwise provide any Agency Markets Dedicated Employee or Transferred Employee (or any individual associated therewith) with any rights as a third party beneficiary under this Agreement.
ARTICLE VI
FINANCIAL INFORMATION
          Section 6.1 Twenty Percent Threshold. Agency Markets agrees that, (i) during any period in which the members of the Liberty Mutual Affiliated Group Beneficially Own, in the aggregate, shares entitled to twenty percent (20%) or more of the votes entitled to be cast by the holders of the then outstanding Common Stock or (ii) during any period in which any member of the Liberty Mutual Affiliated Group is required to account for its investment in Agency Markets under the equity method of accounting (determined in accordance with GAAP consistently applied after consultation with the Liberty Mutual auditors):

               (a) Maintenance of Books and Records. Agency Markets shall, and shall cause each of its consolidated Subsidiaries to, (i) make and keep books, records and accounts, in conformity with GAAP and SAP, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of Agency Markets and such Subsidiaries and (ii) devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary (1) to permit preparation of financial statements in conformity with GAAP, SAP or any other criteria applicable to such statements and (2) to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Agency Markets shall ensure that its and their internal controls over financial reporting are effective and that there are no material weaknesses in its and their internal controls over financial reporting. Agency Markets shall, and shall cause each of its consolidated Subsidiaries to, establish and maintain “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) (x) required in order for the chief executive officer and chief financial officer of Agency Markets to engage in the review and evaluation process mandated by Section 302 of the Sarbanes-Oxley Act of 2002, and (y) that are reasonably designed to ensure that information required to be disclosed by Agency Markets in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Agency Markets’ management as appropriate to allow timely decisions regarding required disclosure. Agency Markets shall, and shall cause each of its consolidated Subsidiaries to, as applicable, comply with the Model Audit Rule. Agency Markets shall permit Liberty Mutual (or any member of the Liberty Mutual Affiliated Group designated by Liberty Mutual) to visit and inspect any of the properties, corporate books, and financial and other records of Agency Markets and its Subsidiaries, and to discuss the affairs, finances and accounts of any such entities with the appropriate personnel of such entities and the Agency Markets Auditors (as defined below), in each case, at reasonable times and during normal business hours as often as Liberty Mutual may reasonably request.
               (b) Fiscal Year. Agency Markets shall, and shall cause each of its consolidated Subsidiaries to, maintain a fiscal year which commences on January 1 and ends on December 31 of each calendar year.
               (c) Summary Monthly Financial Information. As soon as practicable, and within five (5) Business Days after the end of each month in each fiscal year of Agency Markets, Agency Markets shall deliver to Liberty Mutual a summary of consolidated net income (loss) and consolidated pre-tax income (loss) for Agency Markets and its Subsidiaries for such month and the year-to-date period.
               (d) Detailed Monthly Financial Information. As soon as practicable, and within five (5) Business Days after the end of each month in each fiscal year of Agency

Markets, Agency Markets shall deliver to Liberty Mutual information consistent with the monthly financial information (GAAP operating highlights) prepared by Agency Markets and its Subsidiaries prior to the Effective Date.
               (e) Unaudited Quarterly Financial Statements. As soon as reasonably practicable, Agency Markets shall deliver to Liberty Mutual drafts of (i) the consolidated financial statements of Agency Markets and its Subsidiaries (and notes thereto) for such periods and for the period from the beginning of the current fiscal year to the end of such quarter, setting forth in each case in comparative form for each such fiscal quarter of Agency Markets the consolidated figures (and notes thereto) for the corresponding quarter and periods of the previous fiscal year, all in reasonable detail and prepared in accordance with Article 10 of Regulation S-X, and (ii) a discussion and analysis by management of Agency Markets’ and its Subsidiaries’ financial condition and results of operations for such fiscal period, including an explanation of any material adverse change, all in reasonable detail and prepared in accordance with Item 303(b) of Regulation S-K. The information set forth in clauses (i) and (ii) above is herein referred to as the “Quarterly Financial Statements.” Agency Markets shall deliver to Liberty Mutual all significant revisions to such drafts as soon as any such revisions are prepared or made. Agency Markets shall deliver to Liberty Mutual, no later than two (2) Business Days prior to the date Agency Markets publicly files or is required to file, whichever is earlier, the Quarterly Financial Statements with the SEC or otherwise becomes publicly available, Agency Markets shall deliver to Liberty Mutual the final form of the Quarterly Financial Statements certified by the chief financial officer of Agency Markets as presenting fairly, in all material respects, the financial condition and results of operations of Agency Markets and its consolidated Subsidiaries.
               (f) Quarterly and Annual Reports Furnished to State Insurance Regulatory Authorities. Prior to the filing by Agency Markets or any of its Subsidiaries of quarterly or annual statements with any and all state insurance regulatory authorities in each jurisdiction in which such statements are required to be filed, Agency Markets shall deliver drafts of such reports to Liberty Mutual.
               (g) Audited Annual Financial Information. As soon as is reasonably practicable, Agency Markets shall deliver to Liberty Mutual (i) drafts of (x) the consolidated financial statements of Agency Markets (and notes thereto) for such year, setting forth in each case in comparative form the consolidated figures (and notes thereto) for the previous fiscal year, all in reasonable detail and prepared in accordance with Regulation S-X, and (y) a discussion and analysis by management of Agency Markets’ consolidated financial condition and results of operations for such year, including an explanation of any material adverse change, all in reasonable detail and prepared in accordance with Item 303(a) of Regulation S-K, and (ii) a draft of a discussion and analysis of Agency Markets’ consolidated financial condition and results of operations for such year, including an explanation of any material adverse change, all in reasonable detail and prepared in accordance with Item 303(a) of Regulation S-K, for inclusion in the annual report to policyholders of the Liberty Mutual Affiliated Group. The information set forth in (i) and (ii) above is herein referred to as the “Annual Financial Statements.” Agency

Markets shall deliver to Liberty Mutual all significant revisions to such drafts as soon as any such revisions are prepared or made. No later than two (2) Business Days prior to the date Agency Markets publicly files or is required to file, whichever is earlier, the Annual Financial Statements with the SEC or otherwise becomes publicly available, Agency Markets shall deliver to Liberty Mutual the final form of the Annual Financial Statements accompanied by an opinion thereon by the Agency Markets Auditors.
               (h) Other Financial Information. Agency Markets shall provide to Liberty Mutual upon Liberty request, such other information and analyses as Liberty Mutual may reasonably request on behalf of any member of the Liberty Mutual Affiliated Group in order to analyze the financial statements and condition of Agency Markets and its Subsidiaries and shall provide Liberty Mutual and its accountants with an opportunity to meet with management of Agency Markets and its accountants in connection therewith. Agency Markets shall deliver to Liberty Mutual all Quarterly Financial Statements and Annual Financial Statements of each Subsidiary of Agency Markets which is itself required to file financial statements with the SEC or otherwise make such financial statements publicly available, with such financial statements to be provided in the same manner and detail and on the same time schedule as those financial statements of Agency Markets required to be delivered to Liberty Mutual pursuant to this Section 6.1.
               (i) General Financial Statement Requirements. All information provided by Agency Markets or any of its Subsidiaries to Liberty Mutual or any member of the Liberty Mutual Affiliated Group pursuant to Section 6.1(c) — (j) inclusive, shall be consistent in terms of format and detail and otherwise with the procedures and practices in effect on the Effective Date with respect to the provision of such financial and other information by Agency Markets and its Subsidiaries to Liberty Mutual (and where appropriate, as presently presented in financial and other reports delivered to the board of directors of Liberty Mutual Holding Company Inc.), with such changes therein as may be reasonably requested by Liberty Mutual from time to time, unless changes in such format, detail, procedures or practices are required in order to comply with the rules and regulations of the SEC, as applicable.
               (j) Public Information and SEC Reports. Agency Markets and each of its Subsidiaries which files information with the SEC shall deliver to Liberty Mutual (to the attention of its Chief Financial Officer) as soon as the same are substantially final, drafts of all reports, notices and proxy and information statements to be sent or made available by Agency Markets or any of its Subsidiaries to their security holders and all regular, periodic and other reports filed under Sections 13, 14 and 15 of the Exchange Act (including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and Annual Reports to Stockholders), and all registration statements and prospectuses to be filed by Agency Markets or any of its Subsidiaries with the SEC or any securities exchange pursuant to the listed company manual (or similar requirements) of such exchange (collectively, “Agency Markets Public Documents”), but in no event later than (i) one (1) Business Day in the case of any current report on Form 8-K that must be filed within a period of not less than four (4) Business Days of the reportable event, (ii) two (2) Business Days in the case of any annual report on Form 10-K or quarterly report on

Form 10-Q or (iii) as soon as reasonably practicable or if available sooner five (5) Business Days in the case of any other such filing, in each case, prior to the filing (or required date of filing, whichever is earlier) thereof with the SEC, and, no later than the date the same are printed, filed or publicly disseminated, whichever is earliest, final copies of all Agency Markets Public Documents. Prior to issuance, Agency Markets shall deliver to Liberty Mutual copies of all press releases and other statements to be made available by Agency Markets or any of its Subsidiaries to the public, including information concerning material developments in the business, properties, results of operations, financial condition or prospects of Agency Markets or any of its Subsidiaries. No report, registration, information or proxy statement, prospectus or other document which refers or contains information with respect, to any member of the Liberty Mutual Affiliated Group shall be filed with the SEC or otherwise made public by Agency Markets or any of its Subsidiaries without the prior written consent of Liberty Mutual with respect to those portions of such document which contain information with respect to any member of the Liberty Mutual Affiliated Group, except as may be required by Applicable Law (in such cases, Agency Markets shall use its best efforts to notify the relevant member of the Liberty Mutual Affiliated Group and obtain such member’s prior written consent before making such filing with the SEC or otherwise making any such information public).
               (k) Budgets and Projections. Agency Markets shall, as promptly as practicable, deliver to Liberty Mutual copies of annual and other budgets and financial projections (consistent in terms of format and detail and otherwise with the procedures in effect on the Effective Date) relating to Agency Markets or any of its Subsidiaries and shall provide Liberty Mutual an opportunity to meet with management of Agency Markets to discuss such budgets and projections.
               (l) Other Information. With reasonable promptness, Agency Markets shall deliver to Liberty Mutual such additional financial and other information and data with respect to Agency Markets and its Subsidiaries and their business, properties, financial position, results of operations and prospects as from time to time may be reasonably requested by Liberty Mutual.
               (m) Earnings Releases. Liberty Mutual agrees that, unless required by Applicable Law or unless Agency Markets shall have consented in writing thereto, no member of the Liberty Mutual Affiliated Group will publicly release any quarterly, annual or other financial information of Agency Markets or any of its Subsidiaries (“Agency Markets Information”) delivered to Liberty Mutual pursuant to this Section 6.1 prior to the time that Liberty Mutual publicly releases financial information of Liberty Mutual for the relevant period. Agency Markets and Liberty Mutual will consult on the timing of their annual and quarterly earnings releases and will give each other a reasonable opportunity to review the information therein relating to Agency Markets and its Subsidiaries and to comment thereon. In the event that any member of the Liberty Mutual Affiliated Group is required by Applicable Law to publicly release such Agency Markets Information prior to the public release of Liberty Mutual’s financial information, Liberty Mutual will give Agency Markets notice of such release of

Agency Markets Information as soon as practicable, but in any event no later than two (2) days prior to such release of Agency Markets Information.
               (n) Liberty Mutual Affiliated Group Filings. This Section 6.1(n) shall only be applicable in the event that any member of the Liberty Mutual Affiliated Group becomes required to make periodic filings with the SEC. Each of Liberty Mutual and Agency Markets shall cooperate fully with each other to the extent reasonably requested by the other in the preparation of any of their respective public earnings releases, quarterly reports on Form 10-Q, Annual Reports to Shareholders, Annual Reports on Form 10-K, any Current Reports on Form 8-K and any other proxy, information and registration statements, reports, notices, prospectuses and any other filings made by them or any of their respective Subsidiaries (or in the case of Liberty Mutual, any other member of the Liberty Mutual Affiliated Group) with the SEC, any national securities exchange or otherwise made publicly available (collectively, “Public Filings”). Each of Liberty Mutual and Agency Markets agrees to provide to each other all information that the other reasonably requests in connection with any such Public Filings or that, in the judgment of their respective chief executive officer, chief financial officer or general counsel, is required to be disclosed therein under any Applicable Law. Such information shall be provided by Liberty Mutual or Agency Markets, as the case may be, in a timely manner to enable Agency Markets, Liberty Mutual, their Subsidiaries (or in the case of Liberty Mutual, any other member of the Liberty Mutual Affiliate Group), as the case may be, to print, file or publicly disseminate such Public Filings on such date as Liberty Mutual or Agency Markets, as the case may be, shall determine. If and to the extent requested by Liberty Mutual or Agency Markets, the other party shall diligently review all drafts of such Public Filings and prepare in a diligent and timely fashion any required or appropriate portion of such Public Filing pertaining to such other party or any of its Subsidiaries (or in the case of Liberty Mutual, any other member of the Liberty Mutual Affiliated Group). Prior to any printing, filing or public dissemination of any Public Filing, an appropriate executive officer of Liberty Mutual or Agency Markets, as the case may be, shall, if requested by the other party, certify that the information relating to Liberty Mutual or Agency Markets, as the case may be, in such Public Filing is accurate, true and correct in all material respects. Unless required by Applicable Law, Liberty Mutual or Agency Markets, as the case may be, shall not publicly release any financial or other information which conflicts with the information with respect to the other party that is included in any Public Filing without the prior written consent of Agency Markets or Liberty Mutual, as the case may be.
               (o) Agency Markets Selection of Auditor. Subject to the requirements of all Applicable Laws, (i) if Agency Markets is to submit to a vote of its stockholders the election, approval or ratification of the selection of its firm of independent certified public accountants pursuant to Schedule 14A under the Exchange Act, Agency Markets shall so submit to such a vote such accounting firm as is designated by Liberty Mutual and (ii) if Agency Markets does not so submit a firm of accountants to such a vote, Agency Markets shall cause its independent certified public accountants to be such accounting firm as is designated, from time to time, by Liberty Mutual.

               (p) Cooperation. Each of Liberty Mutual and Agency Markets will provide to the other party on a timely basis all information that such other party (including any member of the Liberty Mutual Affiliated Group or any Subsidiary of Agency Markets) reasonably requires to meet its schedule for the printing, filing and public dissemination of its Public Filings. In this respect, Liberty Mutual or Agency Markets, as the case may be, will provide all required financial information with respect to it and its consolidated subsidiaries to the other party’s auditors and management in a sufficient and reasonable time and in sufficient detail to permit such auditors to take all steps and perform all review necessary to provide sufficient assistance to such auditors with respect to information to be included or contained in the Public Filings, such assistance to such auditors to be in conformity with current and past practices.
               (q) Access to Personnel and Working Papers. Agency Markets will authorize the Agency Markets Auditor to make available to the Liberty Mutual Auditors both the personnel who performed or are performing the annual audit of Agency Markets and, consistent with customary professional practice and courtesy of such auditors with respect to the furnishing of work papers, work papers related to the annual audit of Agency Markets, in all cases within a reasonable time after the Agency Markets Auditors’ opinion date, so that the Liberty Mutual Auditors are able to perform the procedures they consider necessary or appropriate to take responsibility for the work of the Agency Markets Auditors as it relates to the Liberty Mutual Auditor’s report on the Liberty Mutual Annual Statements, all within sufficient time to enable Liberty Mutual to meet its timetable for the printing, filing and public dissemination of the Liberty Mutual Annual Statements.
               (r) Management Certification. Agency Markets’ chief financial officer or chief accounting officer shall submit a quarterly representation in the form prescribed by Liberty Mutual attesting to the accuracy and completeness of the financial and accounting records referred to therein in all material respects.
          Section 6.2 Fifty Percent Threshold. Agency Markets agrees that, (i) prior to the First Trigger Date or (ii) during any period that any member of the Liberty Mutual Affiliated Group is required, in accordance with GAAP, to consolidate Agency Markets’ financial statements with its financial statements:
               (a) Internal Auditors. Agency Markets shall provide Liberty Mutual’s internal auditors or other representatives of Liberty Mutual access to Agency Markets’ and its Subsidiaries’ books and records so that Liberty Mutual may conduct reasonable audits relating to the financial statements provided by Agency Markets pursuant to Sections 6.2(c)-(h) hereof, inclusive, and Section 6.1(j), hereof as well as to the internal accounting controls and operations of Agency Markets and its Subsidiaries.
               (b) Accounting Estimates and Principles. Agency Markets will give Liberty Mutual reasonable notice of any proposed significant change in accounting estimates or material changes in accounting principles from those in effect on the Effective Date, excluding changes that are mandated or required by the SEC, or otherwise required by Applicable Law, the Financial Accounting Standards Board or the American Institute of Certified Public Accountants, that could affect both Agency Markets and Liberty Mutual. In this connection, Agency Markets will consult with Liberty Mutual and, if requested by Liberty Mutual, Agency Markets will consult with the Liberty Mutual Auditors with respect thereto. As to material changes in accounting principles which could affect Agency Markets or Liberty Mutual, Agency Markets will not make any such changes without Liberty Mutual’s prior written consent, excluding changes that are mandated or required by the SEC, the Financial Accounting Standards Board or the American Institute of Certified Public Accountants, or otherwise required by Applicable Law, if such a change would be sufficiently material to be required to be disclosed in Agency Markets’ financial statements as filed with the SEC or otherwise publicly disclosed therein. If Liberty Mutual so requests, Agency Markets will be required to obtain the concurrence of the Agency Markets Auditors as to such material change prior to its implementation.
               (c) Accountants’ Reports and Letters. Promptly, but in no event later than five (5) Business Days following receipt thereof, Agency Markets shall deliver to Liberty Mutual copies of all reports and letters submitted to Agency Markets or any of its Subsidiaries by their independent certified public accountants, including each report or letter submitted to Agency Markets or any of its Subsidiaries concerning its accounting practices and systems or internal controls and any comment letter submitted to management in connection with their annual audit and all responses by management to such reports and letters.
          Section 6.3 Attorney Client Privilege. The provision of any information pursuant to this ARTICLE VI shall not be deemed a waiver of any privilege, including privileges arising under or related to the attorney client privilege (a “Privilege”).
          Section 6.4 Information Required For Regulatory Purposes. In addition to, and not in limitation of, Section 6.1 through and including Section 6.2 hereof, Agency Markets hereby covenants that for so long as Liberty Mutual is deemed to control Agency Markets for insurance regulatory purposes, Agency Markets shall, or shall cause its Subsidiaries to, provide Liberty Mutual or any member of the Liberty Mutual Affiliated Group designated by Liberty Mutual (and their respective authorized representatives) access to any Agency Markets personnel, records, information or documents as Liberty Mutual may deem necessary or advisable to monitor and ensure compliance with any type of regulatory requirements. Upon reasonable notice, and at Liberty Mutual’s own expense, Liberty Mutual or any of its applicable Affiliates (and its authorized representatives) will be afforded access to such personnel, records, information or documents at reasonable times and during normal business hours and Liberty Mutual or its applicable Affiliate (and its authorized representatives) will be permitted, at its own expense, to make abstracts from, or copies of, any such records, information or documents.

ARTICLE VII
EQUITY RIGHTS
          Section 7.1 Equity Purchase Rights.
               (a) Until the Second Trigger Date the members of the Liberty Mutual Affiliated Group shall have the equity purchase rights set forth in this Section 7.1 (the “Equity Purchase Rights”); provided that the members of the Liberty Mutual Affiliated Group shall not be entitled to Equity Purchase Rights to the extent that the principal national securities exchange in the United States on which the Common Stock is listed, if any, prohibits or limits the granting by Agency Markets of such Equity Purchase Rights; provided, further, that if any such prohibition or limitation exists, Agency Markets will use its best efforts (including by seeking to obtain any required stockholder approval of any issuance of Common Stock pursuant to such Equity Purchase rights) to render such prohibition or limitation inapplicable to the issuance of Common Stock pursuant to such Equity Purchase Rights.
               (b) As soon as practicable after determining to issue Equity Purchase Shares, and in any event if possible at least five (5) Business Days prior to the earlier of (x) the issuance of Equity Purchase Shares to any Person, other than to a member of the Liberty Mutual Affiliated Group, and (y) the public announcement of an issuance of Equity Purchase Shares to any Person, other than to a member of the Liberty Mutual Affiliated Group, Agency Markets shall notify Liberty Mutual in writing of such proposed sale (which notice shall specify, to the extent practicable, the purchase price for, number, and terms and conditions of, such Equity Purchase Shares) and shall offer to sell to Liberty Mutual (which offer may be assigned by Liberty Mutual to another member of the Liberty Mutual Affiliated Group) at the purchase price (net of any underwriting discounts or commissions), if any, to be paid by the transferee(s) of such Equity Purchase Shares an amount of Equity Purchase Shares determined as provided below (a “Equity Issuance Notice”); provided, however, that the foregoing obligation shall not apply to any Equity Purchase Shares issued (i) under dividend reinvestment plans which offer Voting Stock to security holders at a discount from Average Market Price (as defined below) no greater than is then customary for public corporations, (ii) pursuant to the Transactions or (iii) under Agency Markets’ equity incentive plans, except in each case when the issuance of such Equity Purchase Shares would (A) in the event that the Voting Ownership Percentage or Value Ownership Percentage immediately prior to such issuance is at or above eighty and one-tenth percent (80.1%), cause the Voting Ownership Percentage or Value Ownership Percentage to fall below eighty and one-tenth percent (80.1%) or (B) in the event that the Voting Ownership Percentage or Value Ownership Percentage is below eighty and one-tenth percent (80.1%) prior to such issuance, cause any Trigger Date to occur. If such offer is accepted in writing within five (5) Business Days after receipt of the applicable Equity Issuance Notice, (or such longer period as is necessary for the members of the Liberty Mutual Affiliated Group to obtain regulatory approvals), Agency Markets shall sell to such member of the Liberty Mutual Affiliated Group an amount of Equity Purchase Shares (the “Equity Purchase Share Amount”) equal to the product of (A) the quotient of (x) the number of shares of Voting Stock owned by the members of the Liberty Mutual Affiliated Group, in the aggregate, immediately prior to the issuance of the Equity Purchase Shares by (y) the aggregate number of shares of Outstanding Voting Stock owned by Persons other than by members of the Liberty Mutual Affiliated Group immediately prior to the issuance of the Equity Purchase Shares, multiplied by (B) the aggregate number of Equity Purchase Shares proposed to be issued by Agency Markets to Persons other than to members of the Liberty Mutual Affiliated Group rounded up to the nearest whole Equity Purchase Share. If, at the time of the determination of any Equity Purchase Share Amount, any other Person has preemptive or other equity purchase rights similar to the Equity Purchase Rights, such Equity Purchase Share Amount shall be recalculated to take into account the amount of Voting Stock to be sold to such Persons, rounding up such Equity Purchase Share Amount to the nearest whole Equity Purchase Share.
               (c) In the event that the Equity Purchase Shares issued to Persons other than members of the Liberty Mutual Affiliated Group in the corresponding issuance are (i) shares of Common Stock, the Equity Purchase Shares sold to members of the Liberty Mutual Affiliated Group pursuant to this Section 7.1 shall be shares of Class B Common Stock; (ii) securities convertible into or exchangeable for shares of Common Stock or any options, warrants or rights to acquire shares of Common Stock, the Equity Purchase Shares sold to members of the Liberty Mutual Affiliated Group pursuant to this Section 7.1 shall be securities convertible into or exchangeable for shares of Class B Common Stock or options, warrants or rights to acquire shares of Class B Common Stock, as applicable; and (iii) any form of security other than as described in the preceding clauses (i) and (ii), the Equity Purchase Shares sold to member of the Liberty Mutual Affiliated Group pursuant to this Section 7.1 shall be the form of securities issued to Persons other than members of the Liberty Mutual Affiliated Group.
               (d) The purchase and sale of any Equity Purchase Shares pursuant to this Section 7.1 shall take place at 9:00 a.m. on the latest of (i) the fifth (5th) Business Day following the acceptance of such offer, (ii) the Business Day on which such Equity Purchase Shares are issued to Persons other than the members of the Liberty Mutual Affiliated Group and (iii) the fifth (5th) Business Day following the expiration of any required governmental or other regulatory waiting periods or the obtaining of any required governmental or other regulatory consents or approvals, at the offices of Liberty Mutual indicated in Section 10.1 hereof, or at such other time and place in Boston, Massachusetts as Liberty Mutual and Agency Markets shall agree. At the time of purchase, Agency Markets shall deliver to Liberty Mutual (or such assignee) certificates (or, in the event that Agency Markets determines to issue securities in an uncertificated form, other evidence of ownership) registered in the name of the appropriate members of the Liberty Mutual Affiliated Group representing the shares purchased and the members of the Liberty Mutual Affiliated Group shall transfer to Agency Markets the purchase price in United States dollars by bank check or wire transfer of immediately available funds, as specified by Agency Markets, to an account designated by Agency Markets not less than five (5) Business Days prior to the date of purchase. Agency Markets and the members of the Liberty Mutual Affiliated Group will use their best efforts to comply as soon as practicable with all federal and state laws and regulations and stock exchange listing requirements applicable to any purchase and sale of securities under this Section 7.1.
          Section 7.2 Equity Sale Rights.

               (a) Until the Second Trigger Date, Liberty Mutual shall have the option to require Agency Markets to repurchase a pro rata number of shares of Voting Stock held by the members of the Liberty Mutual Affiliated Group (“Equity Sale Rights”) in the event Agency Markets undertakes a repurchase of any shares of Voting Stock (a “Share Repurchase”) pursuant to Rule 10b-18 of the Exchange Act or otherwise, including for the avoidance of doubt, any privately negotiated purchases as well as purchases on the open market (a “Repurchase Plan”); provided, however, that Agency Markets shall not be required to repurchase any shares of Voting Stock from members of the Liberty Mutual Affiliated Group in connection with any Repurchase Period in excess of the Repurchase Number.
               (b) As soon as practicable after the authorization of a Repurchase Plan, Agency Markets shall notify Liberty Mutual in writing of such Repurchase Plan, including all details regarding the Repurchase Plan reasonably requested by Liberty Mutual and the maximum value of the Voting Stock to be repurchased under such Repurchase Plan (a “Repurchase Plan Notice”). Agency Markets shall not be permitted to commence repurchases under such Repurchase Plan until five (5) Business Days after receipt by Liberty Mutual of the Repurchase Plan Notice. In accordance with Applicable Law and prior to the first day of any Repurchase Period, Liberty Mutual shall notify Agency Markets in writing if any members of the Liberty Mutual Affiliated Group intend to exercise Equity Sale Rights during such Repurchase Period and if so, provide Agency Markets with (i) a list of the members of the Liberty Mutual Affiliated Group from whom such shares will be repurchased and the allocation among such members and (ii) the Exercise Percentage for such Repurchase Period (collectively, the “Exercise Notice”). The exercise of Liberty Mutual’s Equity Sale Rights for a given Repurchase Period shall be irrevocable, unless such sale and repurchase is prohibited by Applicable Law. The purchase price per share of Voting Stock held by members of the Liberty Mutual Affiliated Group repurchased by Agency Markets in connection with any Repurchase Period shall be equal to the quotient of (x) the aggregate purchase price paid for shares of Voting Stock repurchased by Agency Markets under the Repurchase Plan from Persons other than members of the Liberty Mutual Affiliated Group during the Repurchase Period divided by (y) the Non-Liberty Repurchase Number (the “Average Purchase Price”).
               (c) Not later than 10 a.m. on the first Business Day following the end of any Repurchase Period for which Liberty Mutual exercised its Equity Sale Rights, Agency Markets shall notify Liberty Mutual and the members of the Liberty Mutual Affiliated Group identified in the Exercise Notice for such Exercise Period of (x) the aggregate number of shares of Voting Stock held by the members of the Liberty Mutual Affiliated Group to be repurchased by Agency Markets in respect of such Repurchase Period under the Equity Sale Rights and (ii) the Average Purchase Price. The closing of the repurchase and sale of any Voting Stock from members of the Liberty Mutual Affiliated Group shall take place at 9:00 a.m. on the latest of (i) the fifth (5th) Business Day following the expiration of the corresponding Repurchase Period; provided, however, that in the event that the capacity of a Repurchase Plan is exhausted during a Repurchase Period, the fifth (5th) Business Day following the date such capacity is exhausted and (ii) the fifth (5th) Business Day following the receipt of any approvals or the expiration of any waiting periods required by Applicable Law, at the offices of Liberty Mutual indicated in Section 10.1 hereof, or at such other time and place in Boston, Massachusetts as Liberty Mutual and Agency Markets shall agree. At the closing, the applicable members of the Liberty Mutual Affiliated Group shall deliver to Agency Markets certificates (or, in the event that the applicable Voting Securities were issued in an uncertificated form, other evidence of ownership) representing the shares purchased and Agency Markets shall transfer to the applicable members of the Liberty Mutual Affiliated Group the purchase price in United States dollars by bank check or wire transfer of immediately available funds, as specified by the applicable members of the Liberty Mutual Affiliated Group, to an account designated by such members of the Liberty Mutual Affiliated Group not less than five (5) Business Days prior to the date of repurchase. Agency Markets and the members of the Liberty Mutual Affiliated Group will use their best efforts to comply as soon as practicable with all federal and state laws and regulations and stock exchange listing requirements applicable to any purchase and sale of securities under this Section 7.1.
ARTICLE VIII
OTHER MATTERS
          Section 8.1 Pre-Existing Agreements. Notwithstanding any provision to the contrary contained in any agreement between any member of the Liberty Mutual Affiliated Group, on the one hand, and Agency Markets or any of its Subsidiaries, on the other hand, including each agreement identified on Schedule 8.1 hereto, (each a “Pre-Existing Agreement”), Liberty Mutual shall not, and shall cause the other members of the Liberty Mutual Affiliated Group not to, terminate any Pre-Existing Agreement, if such termination would be without cause prior to December 31, 2010. Notwithstanding the foregoing, any Pre-Existing Agreement may be terminated at any time (x) for cause as set forth in such Pre-Existing Agreement or (y) by mutual agreement of the parties.
          Section 8.2 Philanthropy; Charitable Contributions. Agency Markets shall, and shall cause each of its Subsidiaries not to, take any actions that would cause Liberty Mutual to be in breach of Section 6.16 of the Agreement and Plan of Merger dated as of April 23, 2008 among Liberty Mutual Insurance Company, Big Apple Merger Corporation and Safeco Corporation.
          Section 8.3 Consent of Holders of Class B Common Stock.
               (a) Until the Second Trigger Date the prior affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, voting separately as a class, shall be required to authorize Agency Markets to (and, in the case of clauses (ii) through (vii) below, authorize or permit any Subsidiary to):
               (i) adopt or implement any stockholder rights plan or similar takeover defense measure;

               (ii) consolidate or merge with or into any Person (other than in connection with a Permitted Acquisition) or enter into any other transaction or series of transactions that would otherwise result in a Change of Control;
               (iii) directly or indirectly acquire Stock, Stock Equivalents or assets (including any business or operating unit) of any Person (other than Agency Markets or its Subsidiaries), in each case in a single transaction or series of related transactions, involving consideration (whether in cash, securities, assets or otherwise, and including Indebtedness assumed by Agency Markets or any of its Subsidiaries and Indebtedness of any entity so acquired) paid, delivered or owed by Agency Markets and its Subsidiaries in excess of $25 million; provided, however, that this Section 8.3(a)(iii) shall not require the vote of the holders of Class B Common Stock in connection with acquisitions of securities pursuant to portfolio investment decisions in the ordinary course of business;
               (iv) directly or indirectly sell, lease, exchange or otherwise dispose of Stock, Stock Equivalents or assets (including any business or operating unit of Agency Markets or its Subsidiaries), in each case in a single transaction, or series of related transactions, involving consideration (whether in cash, securities, assets or otherwise, and including Indebtedness assumed by any Person other than Agency Markets or any of its Subsidiaries) paid, delivered or owed to Agency Markets and its Subsidiaries in excess of $25 million; provided, however, that this Section 8.3(a)(iv) shall not require the vote of the holders of Class B Common Stock in connection with dispositions of securities pursuant to portfolio investment decisions in the ordinary course of business;
               (v) issue any Stock or any Stock Equivalents, except (A) pursuant to the Initial Public Offering or (B) the issuance of shares of Class A Common Stock or options or other rights to purchase Class A Common Stock pursuant to employee benefit plans or dividend reinvestment plans approved by the board of directors of Agency Markets (provided, however, that notwithstanding the provision of this clause (B), the prior affirmative vote of the holders of a majority of the outstanding shares of the Class B Common Stock, voting separately as a class, shall be required to authorize Agency Markets to finally determine the aggregate size of its annual equity grants);
               (vi) incur, issue, assume, guarantee or otherwise become liable for, directly or indirectly, any Indebtedness, except Indebtedness of less than $200 million of Agency Markets or any of its Subsidiaries in connection with the Revolving Credit Agreement, dated as of May 12, 2010, among Agency Markets, each lender from time to time party thereto and Bank of America, N.A. as administrative agent, fronting L/C Issuer and the several L/C agent, as amended to date;

               (vii) dissolve, liquidate or wind up Agency Markets;
               (viii) elect, designate, appoint or remove any executive officer of Agency Markets;
               (ix) declare dividends on any class or series of the capital Stock of Agency Markets except for dividends required pursuant to preferred stock previously approved under Section 8.3(a)(x);
               (x) increase or decrease the number of shares of authorized Stock of Agency Markets or create any class or series of Stock of Agency Markets;
               (xi) change the number of directors on the Agency Markets board of directors, or fill any newly created memberships or vacancies on the board of directors of Agency Markets; or
               (xii) alter, amend, terminate or repeal, or adopt any provision inconsistent with, in each case whether directly or indirectly, or by merger, consolidation or otherwise, Article IV, Section C, Article V, Article VI, Article VII, Article VIII, Article X or Article XI of the Agency Markets Charter or Section 2.8(D) of the Agency Markets Amended and Restated By-Laws.
               (b) Agency Markets shall not undertake any action or conduct that would have the effect of indirectly engaging Agency Markets or its Subsidiaries in activities that the provisions of this Section 8.3 would otherwise prohibit.
          Section 8.4 Agency Markets Charter Provisions. Until the Second Trigger Date, Agency Markets covenants to cause each of its present and future Subsidiaries to take any and all actions necessary to ensure continued compliance by Agency Markets and its Subsidiaries with the Agency Markets Charter provisions. Agency Markets shall notify Liberty Mutual in writing as soon as possible after becoming aware of any act or activity taken or proposed to be taken by Agency Markets or any of its Subsidiaries which resulted or would result in non-compliance with any Agency Markets Charter provision and shall take or refrain from taking all such actions as Liberty Mutual shall in its sole discretion determine necessary or desirable to prevent or remedy any such non-compliance.
          Section 8.5 Access to Shared Historical Records; Information Arising from Affiliate Relationship.
               (a) Following the First Trigger Date, Liberty Mutual and Agency Markets will retain the right to access the shared or commingled historical records, including the books, records, and such other records, files, information and/or data, or portions thereof (the “Records”), related to the historic relationship of Agency Markets, Liberty Mutual and their respective affiliates as stored or maintained in the storage facilities of any member of the Liberty Mutual Affiliated Group, Agency Markets and its Subsidiaries or any third party contracted by them for such storage or maintenance (the “Storage Facilities”). Upon reasonable notice and at each party’s own expense, Liberty Mutual (and its authorized representatives) and Agency Markets (and its authorized representatives) will be afforded access to the Records at reasonable times and during normal business hours at the Storage Facilities, and each party (and its authorized representatives) will be permitted, at its own expense, to make abstracts from, or copies of, any such Records; provided, however, that such access does not unreasonably disrupt the normal operations of Liberty Mutual or Agency Markets, as the case may be. The parties hereto agree to negotiate a mutually acceptable agreement for the allocation of cost related to the storage of the Records in the Storage Facilities and, following the First Trigger Date, to the extent practicable keep separate the records related to the independent operation of their respective business from the Records. The provision of any Records shall not be deemed a waiver of any Privilege and the parties shall use reasonable efforts to maintain and protect such Privileges with reasonable prior notice and in consultation with the other parties.
               (b) For a period of one year following the First Trigger Date, Liberty Mutual and Agency Markets will retain the right to access any records, information or documents relating to Liberty Mutual’s and Agency Markets’ relationship as Affiliates. Upon reasonable notice and at each party’s own expense, Liberty Mutual (and its authorized representatives) and Agency Markets (and its authorized representatives) will be afforded access to such records at reasonable times and during normal business hours and each party (and its authorized representatives) will be permitted, at its own expense, to make abstracts from, or copies of, any such records; provided, that access to such records may be denied if (i) Liberty Mutual or Agency Markets, as the case may be, cannot demonstrate a legitimate business need for such access to the records, (ii) the information contained in the records is subject to any applicable confidentiality commitment to a third party, (iii) a bona fide competitive reason exists to deny such access, (iv) the records are to be used for the initiation of, or as part of, a suit or claim against the other party, (v) such access would serve as a waiver of any Privilege afforded to such record, and (vi) such access will unreasonably disrupt the normal operations of Liberty Mutual or Agency Markets, as the case may be.
          Section 8.6 Promotional/ Marketing Agreements. Agency Markets and Liberty Mutual shall exercise all commercially reasonable efforts to continue, including the allocation of costs and expenses in a fair and reasonable manner, all currently running and planned promotional and marketing arrangements involving or benefiting, directly or indirectly, (a) primarily Agency Markets or its Subsidiaries when coordinated by Liberty Mutual and (b) both Agency Markets or its Subsidiaries and any member of the Liberty Mutual Affiliated Group, until the earliest to occur of (i) the First Trigger Date, (ii) the agreed upon end of such arrangement or (iii) the date it is no longer commercially reasonable for either party to continue participation in such arrangement. Additional promotional arrangements shall be entered into only upon the mutual agreement of the parties hereto.

          Section 8.7 Litigation and Settlement Cooperation.
               (a) Prior to the Second Trigger Date, each of Liberty Mutual and Agency Markets will use its reasonable best efforts to keep each other informed and include the other party in the settlement of any threatened or filed third-party action, claim or dispute (“Third-Party Action”) against a member of the Liberty Mutual Affiliated Group, or Agency Markets or one of its Subsidiaries (in each case, a “Primary Litigant”) which involves the other party (the “Secondary Litigant”); provided, however, that each of Liberty Mutual and Agency Markets agree that it shall be responsible, if, in the case of Liberty Mutual, it or a member of the Liberty Mutual Affiliated Group is a Secondary Litigant, or, in the case of Agency Markets, it or one of its Subsidiaries is a Secondary Litigant, for the applicable share of any such settlement obligation and any incremental cost (as reasonably determined by the Primary Litigant) to the Primary Litigant of including the Secondary Litigant in such settlement. If it is determined by the Primary Litigant and the Secondary Litigant that the Secondary Litigant is only named in the Third-Party Action because of its relationship with the Primary Litigant (as current or former Affiliate), then Liberty Mutual, if it or a member of the Liberty Mutual Affiliated Group is the Primary Litigant, or Agency Markets, if it or one of its Subsidiaries is the Primary Litigant, will bear all costs and settlement obligations. The parties agree to cooperate in the defense and settlement of any Third-Party Action which primarily relates to matters, actions, events or occurrences taking place prior to the Second Trigger Date. Prior to the Second Trigger Date, both Agency Markets and Liberty Mutual will use their reasonable best efforts to (i) make the necessary filings to permit each party to defend its own interests in any Third-Party Action and (ii) cooperate with one another to ensure that information that has been generated in the course of the defense of the Third-Party Actions is transferred to the party requiring such information as soon as practicable.
               (b) For a period of one year following the Second Trigger Date, and except in the case of a legal or other proceeding by (i) Agency Markets or any of its Subsidiaries against any member of the Liberty Mutual Affiliated Group or (ii) any member of the Liberty Mutual Affiliated Group against Agency Markets or any of its Subsidiaries, Agency Markets and Liberty Mutual shall use their reasonable best efforts to make available to each other, upon written request, the former, current and future directors, officers, employees, other personnel and agents of such party as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any legal, administrative or other proceeding in which the requesting party may from time to time be involved, regardless of whether such legal, administrative or other proceeding is a matter with respect to which indemnification may be sought hereunder. The requesting party shall bear all costs and expenses in connection therewith.
               (c) Notwithstanding ARTICLE IX hereof, prior to the Second Trigger Date, consistent with applicable fiduciary duties to its insureds, each of Liberty Mutual and Agency Markets will use its reasonable best efforts to and will cause each of its respective

Affiliates and Subsidiaries to continue to follow all guidelines, policies and dispute resolution procedures in effect prior to the Effective Date with respect to the resolution of any disputes between a member of the Liberty Mutual Affiliated Group on the one hand and Agency Markets or its Subsidiaries on the other.
          Section 8.8 Compliance and Non-Disparagement.
               (a) Agency Markets hereby covenants that so long as Liberty Mutual is deemed to control Agency Markets for insurance regulatory purposes, without the prior written consent of Liberty Mutual, neither Agency Markets nor any of its Subsidiaries shall take any action or fail to take any action in violation of Applicable Law or Liberty Mutual Compliance Policies that results in any member of the Liberty Mutual Affiliated Group being in non-compliance with or suffering any reputational harm or other liability in connection with any Applicable Law. Agency Markets hereby agrees to correct such action taken or inaction, including taking any reasonable corrective actions requested by Liberty Mutual.
               (b) Prior to the Second Trigger Date, neither Agency Markets nor any of its Subsidiaries shall, nor shall their respective officers, directors, employees and agents, make any statement that disparages, impugns or in any way reflects adversely upon the business or reputation of Liberty Mutual. Nothing in this Section 8.8(b) shall prevent Agency Markets from truthfully responding in connection with governmental inquiries or as required by subpoena, court order or legal process; provided, however, that Agency Markets agrees to first give prompt written notice to Liberty Mutual of any such legal requirement in order to permit Liberty Mutual sufficient time to obtain an appropriate protective order or other remedy.
               (c) Prior to the Second Trigger Date, Agency Markets shall not, without the prior written consent of Liberty Mutual (which shall not be unreasonably withheld, conditioned or delayed), engage, directly or indirectly, in any act or activity, or fail to take any action, which would: (i) require any member of the Liberty Mutual Affiliated Group to obtain any approval, consent or authorization of or otherwise become subject to any Applicable Law; or (ii) cause any director of Agency Markets who is also a director or officer of a member of the Liberty Mutual Affiliated Group to be ineligible to serve, or prohibited from serving, under or pursuant to any Applicable Law, as a director of a member of the Liberty Mutual Affiliated Group. No vote cast or other action taken by any person who is an officer, director or other representative of a member of the Liberty Mutual Affiliated Group which vote is cast or action is taken by such person in his or her capacity as a director of Agency Markets shall constitute a consent of Liberty Mutual for the purpose of this Section 8.8(c).
          Section 8.9 Policies and Procedures.
               (a) Agency Markets hereby covenants that so long as Liberty Mutual is deemed to control Agency Markets for insurance regulatory purposes, except as the general counsel and chief compliance officer of Liberty Mutual consent to in advance, Agency Markets shall and shall cause each of its Subsidiaries, to follow all Liberty Mutual Compliance Policies, except (i) to the extent the rules and regulations of the SEC or any national securities exchange applicable to Agency Markets or its Subsidiaries requires additional compliance or disclosure or (ii) as may be otherwise required by Applicable Law following receipt by Liberty Mutual of a written opinion of counsel to Agency Markets, reasonably acceptable to Liberty Mutual, to such effect.
               (b) Agency Markets and Liberty Mutual hereby agree that Agency Markets and its Subsidiaries shall be permitted to develop internal policies and procedures, including compliance-related policies and procedures, so long as such policies and procedures or compliance therewith would not violate any Applicable Law that results in any member of the Liberty Mutual Affiliated Group being in non-compliance with or suffering any reputational harm or other liability in connection with any Applicable Law.
               (c) Agency Markets hereby covenants that so long as Liberty Mutual is deemed to control Agency Markets for insurance regulatory purposes, in connection with any insurance regulatory investigation or examination or notification of a material violation of a Liberty Mutual Compliance Policy applicable to Agency Markets or any of its Subsidiaries or any member of the Liberty Mutual Affiliated Group, Agency Markets shall (i) provide prompt written notice of such investigation, examination or notification to Liberty Mutual and (ii) cooperate with Liberty Mutual in connection with responding to such investigation, examination or notification, including (A) allowing Liberty Mutual to direct and control any response and (B) taking any reasonable corrective actions requested by Liberty Mutual in connection therewith.
          Section 8.10 Software.
               (a) Liberty Mutual Software.
               (i) Liberty Mutual hereby grants, or shall cause the applicable member of the Liberty Mutual Affiliated Group to hereby grant, to Agency Markets a non-exclusive, irrevocable (subject to the termination rights specified below), sublicensable to any Subsidiary of Agency Markets, royalty-free, limited license to copy and use the Liberty Mutual Software for Agency Markets Business.
               (ii) Agency Markets acknowledges and agrees that, in the case of Liberty Mutual Software that is licensed solely to a member of the Liberty Mutual Affiliated Group, such license is subject to the terms of the applicable third party license agreement, provided that Liberty Mutual shall use commercially reasonable efforts to obtain such consents from third parties as may be necessary to permit Agency Markets and its Subsidiaries to continue to use the Liberty Mutual Software after the Effective Date. All such consent costs shall be borne by Agency Markets, provided that prior to incurring any such third party costs Liberty Mutual must attain the prior written consent of Agency Markets which may withhold such consent in its sole discretion. Agency Markets understands and agrees that upon withholding such consent it shall not be permitted to use the third party licensed software in question and Liberty Mutual shall have no further obligations with respect to the provision of such software. Agency Markets warrants and agrees to abide by, and to cause its Subsidiaries to abide by, all the terms and conditions of any third party license agreements for the Liberty Mutual Software.
               (iii) Any derivative works of the Liberty Mutual Software created by or on behalf of Agency Markets or its Subsidiaries will be owned by Liberty Mutual, and Agency Markets and its Subsidiaries hereby assign to Liberty Mutual all right, title and interest in and to such derivative works. Agency Markets and its Subsidiaries shall deliver to Liberty Mutual a copy in both source code and object code format of all such derivative works within thirty (30) days after implementation thereof in a production environment.
               (iv) The Liberty Mutual Software shall be kept confidential by Agency Markets and its Subsidiaries pursuant to Section 8.10.
               (v) Liberty Mutual and Agency Markets further acknowledge and agree that THE LIBERTY MUTUAL SOFTWARE LICENSED PURSUANT TO THIS SECTION 8.10(A) IS BEING PROVIDED “AS-IS.” LIBERTY MUTUAL SPECIFICALLY DISCLAIMS ANY AND ALL REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY OF MERCHANTIBILITY, FITNESS FOR PARTICULAR PURPOSE, OR NON-INFRINGEMENT AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE), REGARDING THE LIBERTY MUTUAL SOFTWARE.
               (vi) All maintenance and support of the Liberty Mutual Software shall be performed solely by a member of the Liberty Mutual Affiliated Group or its designee. Except as set forth in the Services Agreement or as otherwise may be agreed in writing by the parties, neither Liberty Mutual nor any member of the Liberty Mutual Affiliated Group shall have any support or maintenance obligations with respect to the Liberty Mutual Software licensed pursuant to this Section 8.10.
               (vii) Notwithstanding anything herein to the contrary, except as may be set forth in an executed transition services agreement or otherwise agreed in writing by the parties, the foregoing license shall automatically terminate upon the First Trigger Date.

               (viii) The license granted under this Section 8.10 includes only the object code of the Liberty Mutual Software.
               (b) Agency Markets Software.
               (i) Agency Markets hereby grants, or shall cause its applicable Subsidiary to hereby grant, to Liberty Mutual a non-exclusive, irrevocable (subject to the termination rights specified below), sublicensable to any member of the Liberty Mutual Affiliated Group, royalty-free, unlimited license to copy and use the Agency Markets Software for the Liberty Mutual Affiliated Group’s own internal business purposes.
               (ii) Liberty Mutual acknowledges and agrees that, in the case of Agency Markets Software that is licensed solely to Agency Markets or its Subsidiaries, such license is subject to the terms of the applicable third party license agreement, provided that Agency Markets shall use commercially reasonable efforts to obtain such consents from third parties as may be necessary to permit any member of the Liberty Mutual Affiliated Group to continue to use the Agency Markets Software after the Effective Date. All such consent costs shall be borne by Liberty Mutual, provided that prior to incurring any such third party costs Agency Markets must attain the prior written consent of Liberty Mutual which may withhold such consent in its sole discretion. Liberty Mutual understands and agrees that upon withholding such consent it shall not be permitted to use the third party licensed software in question and Agency Markets shall have no further obligations with respect to the provision of such software. Liberty Mutual warrants and agrees to abide by, and to cause the other members of the Liberty Mutual Affiliated Group to abide by, all the terms and conditions of any third party license agreements for the Agency Markets Software.
               (iii) The Agency Markets Software shall be kept confidential by the Liberty Mutual Affiliated Group pursuant to Section 8.10.
               (iv) Liberty Mutual and Agency Markets further acknowledge and agree that THE AGENCY MARKETS SOFTWARE LICENSED PURSUANT TO THIS SECTION 8.10(B) IS BEING PROVIDED “AS-IS.” AGENCY MARKETS SPECIFICALLY DISCLAIMS ANY AND ALL REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY OF MERCHANTIBILITY, FITNESS FOR PARTICULAR PURPOSE, OR NON-INFRINGEMENT AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE), REGARDING THE AGENCY MARKETS SOFTWARE.

               (v) Neither Agency Markets nor its Subsidiaries shall have any support or maintenance obligations with respect to the Agency Markets Software licensed pursuant to this Section 8.10(b).
               (vi) Notwithstanding anything herein to the contrary, except as otherwise mutually agreed by the parties, any third party software licenses provided by Agency Markets to the Liberty Mutual Affiliated Group shall automatically terminate upon the First Trigger Date.
               (vii) The license granted under this Section 8.10(b) will include both the source code and the object code for any proprietary software of Agency Markets and only the object code for any third party owned software.
               (c) Liberty Mutual Software Transition Services.
               (i) The parties understand and agree that Agency Markets is dependent upon Liberty Mutual for the delivery, support, and continued operation of certain information technology services and systems for the Agency Markets Business. The parties agree to enter into a usual and customary Transition Services Agreement (“TSA”) in connection with any termination of the Agency Markets license to Liberty Mutual Software set forth in Section 8.10(a) or the termination of the Services Agreement to be effective as of the date of such termination. The TSA term shall be at least eighteen (18) months, but not greater than thirty-six (36) months, unless otherwise agreed between the parties.
               (ii) The TSA shall provide Agency Markets a non-exclusive, limited license to use the Liberty Mutual Software for the Agency Markets Business as then conducted, except where such use violates Applicable Law and/or the terms of any Liberty Mutual third party license agreements. Liberty Mutual further agrees to use commercially reasonable efforts to obtain any consents from third parties as may be necessary to grant the foregoing license. All such consent costs shall be borne by Agency Markets, provided that prior to incurring any such consent costs Liberty Mutual must obtain the prior written consent of Agency Markets which may withhold such consent in its sole discretion. Agency Markets understands and agrees that upon withholding such consent it shall not be permitted to use the Liberty Mutual Software in question and Liberty Mutual shall have no further obligations with respect to the provision of such software under the TSA.
               (iii) During the term of the TSA, Agency Markets agrees to utilize commercially reasonable efforts to migrate off the Liberty Mutual

Software, except for any expressly provided Liberty Source Code (as defined below).
               (iv) Furthermore, Agency Markets understands and agrees that upon the termination and/or expiration of the TSA that any and all support services for the Liberty Mutual Software, including but not limited to support services for any Liberty Source Code shall cease.
               (v) Liberty Mutual agrees to enter into with Agency Markets, during the term of the TSA, a usual and customary non-exclusive, limited license agreement to use any Liberty Mutual owned software source code (“Liberty Source Code”) that is requested by Agency Markets and is used in the core claims, underwriting, financial/regulatory reporting and/or billing systems for the Agency Markets Business as of the termination and/or expiration of the TSA, and/or any other mutually agreed to systems and/or platforms. The parties agree that at minimum Liberty Mutual shall license, subject to the limitations set forth herein and such other commercially reasonable terms as may be agreed by the parties, the Liberty Source Code for the so-called “ECPLS” platform as utilized by Agency Markets.
               (d) Liberty Source Code.
               (i) The following limitations shall be applicable to any and all Liberty Source Code licensed pursuant to any license agreement as may be agreed by the parties:
                    (1) Liberty Mutual shall grant, or shall cause the applicable member of the Liberty Mutual Affiliated Group to grant, to Agency Markets a non-exclusive, perpetual (subject to the termination rights specified below), sublicensable to any Subsidiary of Agency Markets, royalty-free, limited license to copy and use the Liberty Source Code for the Agency Markets Business as then conducted.
                    (2) The Liberty Source Code shall not be supported, maintained, and/or upgraded by Liberty Mutual following its delivery to Agency Markets except as set forth in the TSA.
                    (3) The Liberty Source Code may require third party components and/or software to be functional. Agency Markets is solely responsible the acquisition and implementing of any such software and/or components.

                    (4) If a Control Event occurs, then the Liberty Source Code license shall automatically terminate, unless otherwise expressly agreed between the parties. Upon such termination, Agency Markets shall, via written notice, from an Officer of Agency Markets certify the removal of the Liberty Source Code from any and all of its systems as well as its destruction.
               (ii) Agency Markets understands and agrees that any Liberty Source Code provided under this Section is provided “AS IS”. LIBERTY MUTUAL DOES NOT MAKE ANY REPRESENTATION OR WARRANTY OF ANY KIND, EITHER EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT, COMPATIBILITY, OR THAT THE SOURCE CODE IS ERROR FREE, AND/OR FITNESS FOR A PARTICULAR PURPOSE.
          Section 8.11 Domain Names.
               (a) Liberty Mutual shall, and shall cause any other applicable members of the Liberty Mutual Affiliated Group to, assign to Agency Markets or its Subsidiaries the domain names that are owned by a member of the Liberty Mutual Affiliated Group and used or held for use exclusively in connection with the Agency Markets Business and identified in writing to Liberty Mutual by Agency Markets within a reasonably practicable period of time; provided, that (A) no member of the Liberty Mutual Affiliated Group shall have any obligation to assign to Agency Markets or its Subsidiaries any domain name incorporating any trademark owned by any member of the Liberty Mutual Affiliated Group and/or the words “Liberty” or “Liberty Mutual.”
               (b) All out-of-pocket third party costs associated with any assignments made pursuant to this Section shall accrue to and be paid by Agency Markets.
               (c) If Agency Markets or any its Subsidiaries has, prior to the Effective Date, registered, either directly or through the Liberty Mutual Affiliated Group, any domain name incorporating a mark owned by any member of the Liberty Mutual Affiliated Group, Agency Markets shall, and shall cause Agency Markets or its Subsidiaries to assign such domain name to Liberty Mutual, as soon as it or a Agency Markets Subsidiary becomes aware of such domain name or is advised of foregoing by Liberty Mutual.
               (d) The Liberty Mutual Affiliated Group shall maintain the registration of any domain names incorporating both a mark owned by any member of the Liberty Mutual Affiliated Group and a mark owned by Agency Markets or its Subsidiary, with an industry-recognized registry operator until the First Trigger Date, unless otherwise agreed by the parties. Any costs for maintaining such registrations shall be borne by Agency Markets.

               (e) Agency Markets shall, and shall cause its Subsidiaries to, cooperate with Liberty Mutual at Liberty Mutual’s request to effect all such assignments.
          Section 8.12 Guaranty Release and Payments.
               (a) On or prior to the First Trigger Date or as soon as practicable thereafter, Agency Markets shall (with the reasonable cooperation of the applicable member of the Liberty Mutual Affiliated Group) use its reasonable best efforts to have any member of the Liberty Mutual Affiliated Group released as guarantor of, or obligor for, any Guaranty.
               (b) To the extent required to obtain a release from a Guaranty of any member of the Liberty Mutual Affiliated Group, Agency Markets shall execute a guaranty agreement in the form of the existing guaranty.
               (c) If Agency Markets is unable to obtain, or to cause to be obtained, any such required release as set forth in clauses (a) and (b) of this Section 8.12, Agency Markets shall indemnify and hold harmless the applicable member of the Liberty Mutual Affiliated Group for any Loss arising from or relating to a Guaranty (in accordance with the provisions of ARTICLE III) and Agency Markets shall, or shall cause one of its Subsidiaries, as agent or subcontractor for such member, to pay, perform and discharge fully all the obligations or other liabilities of such member thereunder.
               (d) Agency Markets further agrees to reimburse any member of the Liberty Mutual Affiliated Group that has provided a Guaranty for any and all amounts paid or payable (including all fees, costs and expenses incurred) by such member of the Liberty Mutual Affiliated Group in connection with the performance by such member of any of its obligations under any Guaranty.
          Section 8.13 Insurance Maintained by Liberty Mutual.
               (a) Prior to the First Trigger Date, Liberty Mutual shall at its option (i) continue to obtain and maintain the insurance coverage for itself and on behalf of Agency Markets and its Subsidiaries as was in effect immediately prior to the Effective Date to the extent that Liberty Mutual continues to obtain and maintain such coverage on a company-wide basis and for the benefit of the members of the Liberty Mutual Affiliated Group generally or (ii) assist Agency Markets in finding an acceptable arrangement to replace the insurance coverage referred to in this Section 8.13. To the extent that any of such insurance coverage is so obtained and maintained, Liberty Mutual shall use reasonable efforts to obtain and maintain such insurance coverage on payment terms that are fair and reasonable, including broker commissions and fees. Liberty Mutual’s obligations pursuant to this Section 8.13 shall terminate as of the First Trigger Date.

               (b) Agency Markets and its Subsidiaries shall be responsible for any and all losses and related expenses against them, including, but not limited to, the deductibles (and self-insured retentions), defense costs and expenses, workers’ compensation self-insurance assessments and surety bonds, applicable to the insurance coverage referred to in Section 8.13(a), whether such insurance coverage was in effect prior to or on or after the Effective Date. For any given period of coverage under any insurance policy referred to in Section 8.13(a) hereof for which a portion of the premiums are paid for (by cost allocation or otherwise) by Agency Markets or its Subsidiaries, Agency Markets and its Subsidiaries, collectively, shall be entitled to make claims in respect of such policy and receive reimbursements for claims made thereunder. Liberty Mutual shall have the sole and absolute authority to manage any and all claims filed under any policy referred to in this Section 8.13 or any insurance coverage or self-insurance relating to prior periods; provided, however, in the event of a conflict of interest between Liberty Mutual and Agency Markets, the parties agree to be subject to the dispute resolution procedures set forth in ARTICLE IX hereof for the settlement of any claims with respect to the insurance coverage maintained by Liberty Mutual on behalf of Agency Markets and its Subsidiaries referred to in Section 8.13(a) hereto with respect to occurrences pre-dating the First Trigger Date. Subject to the foregoing proviso, Agency Markets shall have the right to consult with Liberty Mutual regarding the management and settlement decisions regarding any and all of its claims provided that all contacts with the insurance company providing the subject coverage shall be directed exclusively through Liberty Mutual.
          Section 8.14 Regulatory Approvals.
               (a) To the extent that any regulatory or other approvals shall be necessary to effect and perform any of the provisions of this Agreement or any of the Related Agreements, the parties hereto shall use their best efforts to obtain such approvals prior to the date upon which not obtaining such approvals would result in a default of such party’s obligations hereunder. If such approvals have not been obtained by such date, then each party hereto shall not be deemed to be in default of its obligations hereunder so long as such party is in good faith diligently using its best efforts to obtain such approvals as soon as practicable. To the extent that any such regulatory approval is not obtained within a reasonable period of time after such date, Liberty Mutual and Agency Markets shall in good faith use their best efforts to find and effect an alternative means to achieve the same or substantially the same result as that contemplated by such provision.
               (b) Prior to the First Trigger Date, Liberty Mutual shall, and shall cause the other members of the Liberty Mutual Affiliated Group to, and Agency Markets shall, and shall cause its Subsidiaries to, use commercially reasonable assistance making any required filings with or obtaining any required approvals or non-disapprovals from, the applicable insurance regulators in connection with any agreements for affiliate transactions, whether such transactions are between (i) members of the Liberty Mutual Affiliated Group, on the one hand, and Subsidiaries of Agency Markets, on the other hand or (ii) two (2) or more Subsidiaries of Agency Markets (to the extent the agreement is approved by Liberty Mutual, if required), including any services agreements to be entered into in connection with the transfer of Agency Markets Dedicated Employees pursuant to Section 4.2.

          Section 8.15 Consent to Certain Agreements. Prior to the First Trigger Date, none of Agency Markets or any of its Subsidiaries shall enter into any agreement with any member of the Liberty Mutual Affiliated Group, or with any member of the Liberty Mutual Affiliated Group and a third party, without obtaining the prior written consent of Liberty Mutual.
          Section 8.16 Volume Purchasing. Liberty Mutual agrees to exercise commercially reasonable efforts to continue all arrangements now or hereafter in existence pursuant to which members of the Liberty Mutual Affiliated Group and Agency Markets and its Subsidiaries may purchase discounted products and services (e.g., volume purchase discounts for computers, telephones, furniture and stationery, and long distance telephone calling packages) (“Volume Purchasing Arrangements”), including the allocation of costs and expenses in a fair and reasonable manner as determined by Liberty Mutual, to the extent permitted by the underlying vendor or supplier contract, until the earlier to occur of (a) the First Trigger Date or (b) the date it is no longer commercially reasonable for any member of the Liberty Mutual Affiliated Group to continue participation in such Volume Purchasing Arrangement. Agency Markets agrees to participate and to cause its Subsidiaries to participate, until the First Trigger Date, in all Volume Purchasing Arrangements currently existing, including any extensions or replacements thereof, and any new Volume Purchasing Arrangements identified by Liberty Mutual to the extent participation in such new Volume Purchasing Arrangement would not be commercially unreasonable as jointly determined by the parties. Agency Markets’ and its Subsidiaries’ participation in a particular Volume Purchase Arrangement includes not purchasing any similar goods or services through any other channels or means. Agency Markets acknowledges that any breach by it or its Subsidiaries of their obligations hereunder with respect to a Volume Purchasing Arrangement may result in an increase in the cost of such products or services to members of the Liberty Mutual Affiliated Group and agrees to reimburse Liberty Mutual for the aggregate increase in cost to such members.
          Section 8.17 Right of First Offer.
               (a) Subject to Section 8.17(b), prior to the period two (2) years following the First Trigger Date, Liberty Mutual shall have a right of first offer to provide Agency Markets and its Subsidiaries with any property and casualty insurance products (including any and all reinsurance) it does not then provide to Agency Markets and its Subsidiaries, upon such terms and conditions and at such rates as prevailing in the market at the time such services are provided. During the period set forth in the preceding sentence, not less than five (5) Business Days prior to entering into an agreement or arrangement with a party other than Liberty Mutual for the provision of property and casualty insurance (including any reinsurance), Agency Markets shall, and shall cause its Subsidiaries to, present Liberty Mutual, in writing, including if applicable the terms and conditions of any third party proposal, with the opportunity to provide such property and casualty insurance (including any reinsurance). From the date of receipt of such notice, Liberty Mutual shall have five (5) Business Days to deliver an offer capable of being accepted for the provision of such property and casualty insurance (including any reinsurance). If an offer is delivered by Liberty Mutual within such five (5) Business Day period, Agency Markets and its Subsidiaries may either accept or reject the offer; provided, however, that (a) no offer may be unreasonably rejected by Agency Markets and its Subsidiaries and (b) if Agency Markets rejects the offer it may not enter an agreement with another party (other than Liberty Mutual) to provide such coverage on substantially the same terms and conditions and at substantially the same rates (or on less favorable terms or more expensive rates) as reflected in the offer for the remaining term of this Section 8.17. If no such offer is delivered by Liberty Mutual within such five (5) Business Day period, Agency Markets shall be free to enter into an agreement with another entity for the provision of such property and casualty insurance (including any reinsurance).
               (b) Notwithstanding anything in this Agreement to the contrary, Agency Markets and its Subsidiaries shall not be required to comply with Section 8.17(a) to the extent such compliance would materially and adversely affect the enterprise risk profile of Agency Markets and its Subsidiaries.
          Section 8.18 Terrorism Risk Insurance Act.
               (a) Liberty Mutual and Agency Markets deem it in their best interest to agree upon a fair and reasonable method for allocating the Federal Share of Compensation paid to the insurance company Subsidiaries of Agency Markets (the “Agency Markets TRIA Parties”), on the one hand, and the insurance company members of the Liberty Mutual Affiliated Group (the “Liberty Mutual TRIA Parties,” and, collectively with the Agency Markets TRIA Parties, the “TRIA Parties”), on the other hand, in the event of an Act of Terrorism.
               (b) Through December 31 of the year in which the insurance company Subsidiaries of Agency Markets are no longer considered to be affiliates of any member of the Liberty Mutual Affiliated Group for purposes of TRIA, Agency Markets and Liberty Mutual agree as follows::
               (i) Should the TRIA Parties receive a payment of any Federal Share of Compensation for any Program Year, Liberty Mutual and Agency Markets acknowledge and agree that the Agency Markets TRIA Parties, on the one hand, and the Liberty Mutual TRIA Parties, on the other hand, should be entitled to the share of such Federal Share of Compensation in the same proportion as their respective Insured Losses bear to the total Insured Losses for all the TRIA Parties for the Program Year to which Federal Share of Compensation received relates, net of all other collectible reinsurance (excluding intercompany pooling or affiliate quota share reinsurance) benefiting the TRIA Parties.
               (ii) The “Direct Earned Premium” of the TRIA Parties will be aggregated for the purposes of determining the Insurer Deductible for any Program Year.
          Section 8.19 Tax Matters.

               (a) The Tax Sharing Agreement and this Section 8.19 will govern Liberty Mutual’s and Agency Markets’ respective rights, responsibilities and obligations with respect to Taxes. Except as expressly set forth in this Agreement, the Tax Sharing Agreement sets forth the respective obligations of Liberty Mutual and Agency Markets with respect to the filing of Tax Returns, the administration of Tax contests, cooperation and other matters, and Taxes incurred in connection with the Transactions. The Tax Sharing Agreement will continue to be administered in a manner consistent with past practices (including, without limitation, past practices described in Section 8.19(c). Notwithstanding anything in this Agreement to the contrary, nothing in this Section 8.19 shall create an obligation with respect to (i) members of the Liberty Mutual Affiliated Group (other than Liberty Mutual) or (ii) any Subsidiary of Agency Markets.
               (b) The principles of the Tax Sharing Agreement and this Section 8.19 will apply to any Combined Return; provided, however, that Agency Markets shall be liable for any tax liability in respect of such Combined Return that would otherwise be allocated to any Subsidiary of Agency Markets by applying these principles, provided that Agency Markets would otherwise satisfy any stock ownership requirement with respect to the Subsidiary for purposes of filing a Tax Return on a consolidated, combined, or unitary basis, in the jurisdiction in which such Combined Return is filed. For purposes of Combined Returns, Agency Markets shall remain party to the Tax Sharing Agreement and Section 8.19 of this Agreement until it is no longer eligible to join in the filing of any such Combined Return and shall remain party to the Tax Sharing Agreement and this Section 8.19 for all Tax years for which it was included in any such Combined Return.
               (c) In administering the Tax Sharing Agreement, it has been the past practice and intent of Liberty Mutual to compensate Agency Markets and its Subsidiaries in cash for the use of any loss or credit generated by Agency Markets or its Subsidiaries that is used by a member of the Liberty Mutual Affiliated Group at the earlier of the time that (1) the loss or credit could otherwise have been carried back to an earlier Tax period by Agency Markets or the Subsidiary that generated the loss or credit or (2) the loss or credit is carried forward and utilized (before it would otherwise expire) by Agency Markets or its Subsidiary. Such compensation has been calculated using the applicable marginal Tax rate. In the case that a net operating loss is reported on a Consolidated Return or a Combined Return, the amount of separate net operating loss absorbed from each member and allocated to each member shall be determined pursuant to the principles of section 1.1502-21(b)(2)(iv) of the Treasury Regulations.
               (d) In the case of a Deconsolidation Event, all Tax computations for (1) any Pre-Deconsolidation Periods ending on the date of the Deconsolidation Event and (2) the immediately following taxable period of Agency Markets, shall be made pursuant to the principles of section 1.1502-76(b) of the Treasury Regulations or of a corresponding provision under the laws of other jurisdictions, as reasonably determined by Liberty Mutual, taking into account all reasonable suggestions made by Agency Markets with respect thereto.

               (e) In the case of a Deconsolidation Event, Liberty Mutual and Agency Markets shall cooperate in determining the allocation of any Tax Assets among Liberty Mutual and Agency Markets. The parties hereby agree that in the absence of controlling legal authority or unless otherwise provided under the Tax Sharing Agreement and this Section 8.19, Tax Assets shall be allocated to the legal entity that is required to bear the liability for the Tax associated with such Tax Asset, or in the case where no party is required to bear such liability, the party that incurred the cost or burden associated with the creation of such Tax Asset.
               (f) In the case of a Deconsolidation Event, notwithstanding any other provision of this Agreement, Agency Markets hereby expressly agrees to elect (under section 172(b)(3) of the Code and, to the extent feasible, any similar provision of any state, local or non-U.S. Tax law, including section 1.1502-21(b)(3) of the Treasury Regulations) to relinquish any right to carryback net operating losses to any Pre-Deconsolidation Period of Liberty Mutual. With respect to any net operating or other loss for which Agency Markets fails to relinquish the right to a carryback or for which it is not possible to relinquish the right to a carryback, nothing in the Tax Sharing Agreement or this Agreement shall require Liberty Mutual to file an amended Tax Return or claim for refund of Taxes. In no event shall Liberty Mutual be required to compensate Agency Markets for the carryback of any net operating loss or other Tax Asset to a Pre-Deconsolidation Period of Liberty Mutual.
               (g) Each of Liberty Mutual and Agency Markets agrees (1) not to take any action reasonably expected to result in an increased Tax liability to the other, a reduction in a Tax Asset of the other or an increased liability to the other under the Tax Sharing Agreement or this Section 8.19, and (2) to take any action reasonably requested by the other that would reasonably be expected to result in a Tax Benefit or avoid a Tax Detriment to the other, provided, in either such case, that the taking or refraining to take such action does not result in any additional cost not fully compensated for by the other party or any other adverse effect to such party. The parties hereby acknowledge that the preceding sentence is not intended to limit, and therefore shall not apply to, the rights of the parties with respect to matters otherwise covered by the Tax Sharing Agreement and this Agreement.
               (h) If Liberty Mutual or Agency Markets possesses documentation relating to the Agency Markets Business, including books, records, Tax Returns and all supporting schedules and information relating thereto (the “Agency Markets Business Records”), then it shall retain such Agency Markets Business Records for a period of ten (10) years following the Effective Date. Thereafter, if either Liberty Mutual or Agency Markets wishes to dispose of Agency Markets Business Records in its possession (after the expiration of the applicable statute of limitations), it shall provide written notice to the other party describing the documentation proposed to be destroyed or disposed of sixty (60) business days prior to taking such action. The other party may arrange to take delivery of any or all of the documentation described in the notice at its expense during the succeeding sixty (60) day period.
          Section 8.20 Notification. Liberty Mutual agrees to provide Agency Markets at least five (5) Business Days notice, to the extent practicable, prior to the sale or disposition by a member of the Liberty Mutual Affiliated Group of shares of Agency Markets (which notice shall include, to the extent practicable, the number of shares of Agency Markets to be sold or disposed of and the proposed date or dates of such sale or disposition, but need not include the proposed selling price or other terms and conditions of such sale or disposition) if, to the actual knowledge of Liberty Mutual, such sale or distribution by a member of the Liberty Mutual Affiliated Group would cause any Trigger Date to occur.
          Section 8.21 Change of Corporate Name. If requested by Liberty Mutual (i) on or after the First Trigger Date or (ii) in connection with any notification provided under Section 8.20, Agency Markets agrees to use its best efforts to promptly cause Agency Markets and its Subsidiaries to change their corporate names and cause their certificates of incorporation (or equivalent organizational documents), as applicable, to be amended to remove any reference to “Liberty Mutual” and/or “Liberty” or any other trademarks, service marks, corporate names, trade names and other similar designations owned by any member of the Liberty Mutual Affiliated Group, including but not limited to any marks licensed to Agency Markets under the Trademark License Agreement. To the extent that Agency Markets or any of its Subsidiaries is unable to promptly effect such change of corporate name in accordance with Applicable Law, Agency Markets shall, and shall cause any such Subsidiary to, conduct business under an assumed name, trade name or “doing business as” name, in each case, that does not contain any reference to “Liberty Mutual” and/or “Liberty” or any other trademarks, service marks, corporate names, trade names and other similar designations owned by any member of the Liberty Mutual Affiliated Group, including but not limited to any marks licensed to Agency Markets under the Trademark License Agreement. Nothing in this Section 8.21 shall be deemed to limit, expand or otherwise revise the provisions of the Trademark License Agreement.
          Section 8.22 Fronting Arrangements. Liberty Mutual agrees, prior to the First Trigger Date, to cause the applicable member of the Liberty Mutual Affiliated Group to continue to provide non-surety fronting arrangements under quota share reinsurance agreements with Peerless Insurance Company and Liberty Northwest Insurance Corporation consistent with past practice. Liberty Mutual further agrees that in the event any member of the Liberty Mutual Affiliated Group terminates such quota shares, Liberty Mutual shall use its reasonable best efforts to provide for an orderly wind-down thereof.
          Section 8.23 Enterprise Risk. Until the Second Trigger Date and except as may be consented to by Liberty Mutual, Agency Markets and Liberty Mutual shall jointly manage the enterprise risk of Agency Markets (including, but not limited to, exposure to underwriting risk related to natural and other catastrophes, credit risk in Agency Markets’ investment portfolios, insurance operations and otherwise and other risks that are of a nature subject to the oversight of the Enterprise Risk Management Committee of Liberty Mutual) on a consolidated basis with and as determined by, Liberty Mutual. Agency Markets shall take, or cause to be taken by the Subsidiaries of Agency Markets, such action with respect to enterprise risk as necessary to effectuate the foregoing and shall take no action, and shall cause no action to be taken by any Subsidiary of Agency Markets, inconsistent therewith. Agency Markets hereby covenants that until the Second Trigger Date, Agency Markets shall deliver to Liberty Mutual, as soon as reasonably practicable after any request therefor, such information with respect to enterprise risk management of Agency Markets and its Subsidiaries as may be requested by Liberty Mutual.

          Section 8.24 Liberty Mutual Services. Until the First Trigger Date, Agency Markets shall obtain the services provided for under the Services Agreement from one or more members of the Liberty Mutual Affiliated Group and shall not reduce the scope or volume of such services unless (i) otherwise consented to by Liberty Mutual, (ii) the Services Agreement terminates for any reason other than a (A) a termination by Liberty Mutual Insurance Company for any uncured material breach by Agency Markets or (B) a termination without cause by Agency Markets on 180 days notice or (iii) Liberty Mutual Insurance Company has reduced the scope of Services provided under the Services Agreement other than at the direction of Agency Markets.
ARTICLE IX
DISPUTE RESOLUTION
          Section 9.1 Dispute Resolution. (a) Any controversy, claim or dispute arising out of or relating to this Agreement, or the breach, termination or validity thereof (each, a “Dispute”) shall be resolved as set forth in this ARTICLE IX.
               (b) Liberty Mutual and Agency Markets shall attempt in good faith to resolve any Dispute promptly by negotiation between each such party’s designated representatives. Within ten (10) days after any party’s receipt of a notice of Dispute from the other party setting forth in detail and together with supporting documentation, if any, the nature and basis of the Dispute (the “Dispute Notice”), the general counsel and the chief financial officer of Liberty Mutual and the general counsel and the chief financial officer of Agency Markets shall meet in person at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt in good faith to resolve the Dispute.
               (c) If the chief financial officer of either Liberty Mutual or Agency Markets declares an impasse then within thirty (30) days after receipt of the Dispute Notice or as soon thereafter as practicable, the respective chief executive officers of Liberty Mutual and Agency Markets shall meet in person at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt in good faith to resolve the Dispute.
               (d) If the chief executive officer of either Liberty Mutual or Agency Markets declares an impasse then within sixty (60) days after receipt of the Dispute Notice (or such longer period, if the parties so agree in writing), at the demand of either party, the Dispute shall be referred to, and finally settled by, confidential and binding arbitration in accordance with the then-prevailing JAMS Streamlined Arbitration Rules and Procedures as modified as follows (the “Rules”):
               (i) There shall be three (3) neutral arbitrators of whom each party shall select one. The claimant shall select its arbitrator in its demand for arbitration and the respondent shall select its arbitrator within thirty (30) days after receipt of the demand for arbitration. The two (2) arbitrators so appointed shall select a third arbitrator to serve as chairperson within fourteen (14) days of the designation of the second of the two (2) arbitrators. If any arbitrator is not timely appointed, at the request of any party such arbitrator shall be appointed by JAMS pursuant to the listing, striking and ranking procedure in the Rules.
               (ii) Each arbitrator appointed by a party shall be either an attorney with substantial experience with the property and casualty reinsurance and insurance industry and at least ten (10) years admission to the bar, or a property and casualty reinsurance and insurance industry professional of at least ten (10) years standing. The chair of the arbitral tribunal shall either be a practicing attorney with no less than ten (10) years of practice and experience as an arbitrator, with, if possible, experience relating to insurance or reinsurance disputes, or be a retired judge.
               (iii) The place of arbitration shall be Boston, Massachusetts, unless some other place is mutually selected by the parties. The arbitral tribunal shall be required to follow the law of the Commonwealth of Massachusetts. The decision and award of the arbitral tribunal shall be final and binding on the parties and shall be the sole and exclusive remedy between the parties regarding the matter presented to the arbitral tribunal, including any claims, counterclaims, issues or accounting presented to the tribunal. Judgment upon the decision and award may be entered in any court having jurisdiction. The arbitral tribunal is empowered to award any remedy provided for under Applicable Law and the terms of this Agreement, including injunction, specific performance or other forms of equitable relief. The arbitral tribunal is not empowered to award damages in excess of compensatory damages. Each party hereby irrevocably waives any right to recover punitive, exemplary or similar damages with respect to any Dispute.
               (iv) Any arbitration proceedings, decision or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 1 et seq.
               (e) Each party shall bear its own costs in any negotiations pursuant to Section 9.1(b) or Section 9.1(c) and any arbitration, provided that the parties shall share the fees and expenses of the arbitrators equally as well as any JAMS fees and expenses.
               (f) All negotiations conducted pursuant to Section 9.1(b) or Section 9.1(c) shall be confidential and shall be treated as compromise and settlement negotiations and may not be introduced as evidence of an admission against interest of either party and shall not be admissible as evidence in any other proceeding.

               (g) Notwithstanding the foregoing provisions, without first resorting to the negotiation procedures set forth in Sections 9.1(b) and 9.1(c) herein, either party may seek the provisional judicial remedy of a preliminary injunction or and other form of temporary injunctive relief (including specific performance), if in its reasonable judgment such action is necessary to avoid irreparable harm. Without prejudice to such provisional remedies as may be available under the jurisdiction of such court, the arbitral tribunal shall have full authority to grant provisional remedies and to direct the parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitral tribunal’s orders to that effect.
               (h) The parties hereby submit to the jurisdiction of the courts of the Commonwealth of Massachusetts located in Boston, Massachusetts, for the purpose of seeking any provisional remedies as contemplated by Section 9.1(g) or for any action to compel arbitration or in aid of arbitration or for the enforcement of any arbitral award rendered thereunder. In any such action, suit or proceeding, each of the parties irrevocably and unconditionally waives, and agrees not to assert by way of motion, as a defense or otherwise, any claim that the party is not subject to the jurisdiction of the above courts, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. To the fullest extent permitted by Applicable Law, each of the parties irrevocably waives all rights to trial by jury in any such action, suit or other proceeding.
ARTICLE X
MISCELLANEOUS
          Section 10.1 Notices. All notices and other communications provided for hereunder shall be dated and in writing and shall be deemed to have been given (a) when delivered, if delivered personally, sent by email or sent by registered or certified mail, return receipt requested, postage prepaid, (b) on the next business day if sent by overnight courier or (c) when received if delivered otherwise. Such notices shall be delivered to the address set forth below, or to such other address or email address as a party shall have furnished to the other party in accordance with this Section 10.1.
          If to Liberty Mutual or any other member of the Liberty Mutual Affiliated Group, to:
Liberty Mutual Group Inc.
175 Berkeley Street
Boston, MA 02116
Attention: Chief Financial Officer
With a copy to:
Liberty Mutual Group Inc.
175 Berkeley Street

Boston, MA 02116
Attention: General Counsel
If to Agency Markets or any of its Subsidiaries:
Liberty Mutual Agency Corporation
175 Berkeley Street
Boston, MA 02116
Attention: Chief Financial Officer
With a copy to:
Liberty Mutual Agency Corporation
175 Berkeley Street
Boston, MA 02116
Attention: General Counsel
          Section 10.2 Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto or their successors in interest, except as expressly otherwise provided herein.
          Section 10.3 Descriptive Headings. The descriptive headings of the several articles and sections of this Agreement are inserted for reference only and shall not limit or otherwise affect the meanings hereof.
          Section 10.4 Specific Performance and Other Remedies.
               (a) The parties hereby expressly recognize and acknowledge that immediate, extensive and irreparable damage would result, no adequate remedy at law would exist and damages would be difficult to determine in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Therefore, in addition to, and not in limitation of, any other remedy available to any party, except as otherwise expressly provided herein, an aggrieved party under this Agreement would be entitled to specific performance of the terms hereof and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy. Neither party shall be required to obtain or furnish any bond or similar instrument in connection with or as a condition to obtaining or seeking any such remedy. For the avoidance of doubt, nothing in this Agreement shall diminish the availability of specific performance of the obligations under this Agreement or any other injunctive relief.
               (b) Such remedies, and any and all other remedies provided for in this Agreement, shall be cumulative in nature and not exclusive and shall be in addition to any other remedies whatsoever which any party may otherwise have. Each of the parties hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance and that injunctive relief and/or specific performance will not cause an undue hardship to the parties. Each party hereby further agrees that in the event of any action by the other party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.
          Section 10.5 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights and duties of the parties shall be governed by, the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed entirely in such Commonwealth (without giving effect to conflicts of laws provisions thereof).
          Section 10.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.
          Section 10.7 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by Applicable Law. To the extent that any such provision is so held to be invalid, illegal or unenforceable, Liberty Mutual and Agency Markets shall in good faith use their best efforts to find and effect an alternative means to achieve the same or substantially the same result as that contemplated by such provision.
          Section 10.8 Confidential Information. All information provided by either party to the other pursuant to this Agreement shall be kept strictly confidential and neither party will disclose such information in any manner whatsoever, except (a) if the purpose for which such information is furnished pursuant to this Agreement contemplates such disclosure, (b) for disclosure by Liberty Mutual to the other members of the Liberty Mutual Affiliated Group (c) for disclosure by Agency Markets to Agency Market’s Subsidiaries, (d) in connection with any disposition of shares of Common Stock Beneficially Owned by Liberty Mutual or other similar transaction, provided the counterparty to such transaction agrees to maintain the confidentiality of such information or (e) if such information otherwise becomes generally available to the public. Notwithstanding the foregoing, either party (or other members of the Liberty Mutual Affiliated Group or Agency Market’s Subsidiaries, as applicable) shall be entitled to disclose confidential information to the extent required by Applicable Law (including regulatory requirements related to the disclosure of material non-public information), provided it shall use its reasonable efforts (i) only to disclose such portions as are legally required to be disclosed and (ii) to extent practicable, to provide prior notice to the other party to allow such party an opportunity to review and comment thereon and, if such disclosure is required by in connection with governmental inquiries or as required by subpoena, court order or legal process, to seek to obtain an appropriate protective order or other similar remedy. This Section 10.8 shall not apply to information relating to or disclosed in connection with the Initial Public Offering.

          Section 10.9 Amendment and Modification. Subject to Applicable Law, this Agreement may be amended, modified or supplemented only by written agreement executed by the parties hereto. Any failure of a party to comply with any obligation, covenant or agreement contained in this Agreement may be waived by the party entitled to the benefits thereof only by a written instrument duly executed and delivered by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant or agreement shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure of compliance.
          Section 10.10 Termination.
               (a) This Agreement may be terminated at any time after the Effective Date by mutual consent of Liberty Mutual and Agency Markets only by written agreement executed by the parties hereto.
               (b) This Agreement shall automatically terminate upon the later of (i) the first (1st) anniversary of the Second Trigger Date or (ii) the date the members of the Liberty Mutual Affiliated Group first Beneficially Own, in the aggregate, less than five percent (5%) of the shares of then outstanding Common Stock.
               (c) Notwithstanding any termination of this Agreement, including pursuant to Section 10.10(a) or Section 10.10(b), the provisions of ARTICLE III and Sections 4.3 4.4, 4.5, 5.2, 5.4, 5.5, 5.6, Section 8.12 Section 8.19, Section 8.21 and 10.8, ARTICLE IX and ARTICLE X shall survive indefinitely and the provisions of Section 8.7 Section 8.8 Section 8.9 Section 8.10, Section 8.17 Section 8.18 shall survive for the period set forth therein.
          Section 10.11 Entire Agreement. This Agreement, including any schedules or exhibits annexed hereto, embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement other than the Related Agreements. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter other than the Related Agreements. In the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of any Related Agreement, such Related Agreement shall control, except as otherwise provided therein, provided, further, that notwithstanding anything to the contrary in the Services Agreement the provisions of Section 8.24 of this Agreement shall remain in full force and effect.
          Section 10.12 No Assignment. Except as otherwise provided for in this Agreement, neither this Agreement nor any of the rights, interests or obligations of any party hereto may be assigned by such party without the prior written consent of the other parties; provided, however, that Liberty Mutual may assign all or part of its rights or obligations hereunder to one or more other members of the Liberty Mutual Affiliated Group without the prior written consent of Agency Markets.

          Section 10.13 Recapitalization, Dilution Adjustments, etc. In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any shares of Common Stock by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the shares of Common Stock then, in each such case, if necessary, appropriate adjustments shall be made so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.
          Section 10.14 Further Actions. Each party hereto shall, on notice of request from any other party hereto, take such further action not specifically required hereby at the expense of the requesting party, as the requesting party may reasonably request for the implementation of the transactions contemplated hereby.
          Section 10.15 Further Assurances. At any time prior to the First Trigger Date, each of the parties to this Agreement shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, all such further conveyances, bills of sale, deeds, endorsements, assignments, assumptions, releases and other instruments, and shall take such further actions, as may be otherwise reasonably required to (i) effectively convey and transfer to, and vest in, Agency Markets and put Agency Markets in possession of any assets and liabilities or contractual rights and obligations primarily related to the Agency Markets Business as conducted on the Effective Date which were not transferred or conveyed prior to the Effective Date and (ii) effectively convey and transfer to, and vest in, the Liberty Mutual Affiliated Group and put the Liberty Mutual Affiliated Group in possession of any assets and liabilities or contractual rights and obligations not primarily related to the Agency Markets Business as conducted on the Effective Date which were not transferred or conveyed prior to the Effective Date. In connection with the foregoing, (x) any conveyance or transfer of contractual rights or obligations without balance sheet impact or assets and liabilities with balance sheet impact shall be made with all corresponding contractual rights and obligations or assets and liabilities, as the case may be, that are primarily related thereto and (y) the recipient or transferor, as the case may be, shall pay to the other party, as appropriate, in order to ensure that there is no balance sheet impact (if any would otherwise would have occurred) after giving effect to any transfer pursuant to this Section 10.15, cash in an amount equal to the (1) net book value of any assets or (2) stated value of liabilities transferred, in each case, net of any corresponding assets and liabilities so transferred. The parties hereto agree to execute any transaction contemplated by this Section 10.15 pursuant to a document reasonably satisfactory to both parties, including a schedule specifically identifying the contractual rights and obligations or assets and liabilities to be transferred.
          Section 10.16 No Third Party Beneficiaries. Nothing in this Agreement shall convey any rights upon any person or entity which is not a party or a permitted assignee of a party to this Agreement.
          Section 10.17 Drafting of Language. Each of Liberty Mutual and Agency Markets agrees that the drafting of the language contained in this Agreement was a cooperative effort, that each party was equally responsible for such drafting and that it would be inequitable for either party to be deemed the “drafter” of any specific language contained herein pursuant to any judicial doctrine or presumption relating thereto.
          Section 10.18 Interpretation. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” When a reference in this Agreement is made to a “party” or “parties,” such reference shall be to a party or parties to this Agreement unless otherwise indicated. Unless the context requires otherwise, the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words in this Agreement refer to this entire Agreement. Unless the context requires otherwise, words in this Agreement using the singular or plural number also include the plural or singular number, respectively, and the use of any gender herein shall be deemed to include the other genders. Unless otherwise specified, references in this agreement to “agent” and “agents” do not refer to independent insurance agents or brokers of any member of the Liberty Mutual Affiliated Group or Agency Markets and its Subsidiaries.

          IN WITNESS HEREOF, the parties have caused this Agreement to be executed by a duly authorized officer and delivered as of the date first above written.

LIBERTY MUTUAL GROUP INC.

Name:
Title:

LIBERTY MUTUAL AGENCY CORPORATION

Name:
Title:

Schedule 3.1(b) Guarantees
Liberty Mutual Insurance Company guarantees that, if America First Insurance Company should suffer any reduction to its capital or surplus as a direct result of a default of an obligor under any “qualifying Louisiana investment” as defined in Louisiana Revised Statutes 22.1068, the Company shall pay America First Insurance Company a sufficient amount to reimburse it for such reduction, not exceeding $5,000,000. As of December 31, 2009, $6,760,348 in “qualifying Louisiana investment” was held.
Liberty Mutual Insurance Company guarantees the performance of Safeco Insurance Company of America under a Master Lease Agreement with RBS Asset Finance, Inc.
On March 26, 2010, Peerless Insurance Company entered into a $250 million three-year committed repurchase agreement with Mitsubishi UFJ Securities (USA), Inc. The repurchase agreement is guaranteed by Liberty Mutual Insurance Company.

Schedule 5.1 Liberty Mutual Plans
Liberty Mutual Plans in which Agency Markets or its Subsidiaries will become a participating employer as of January 1, 2011 pursuant to Section 5.1
•	The Liberty Mutual Employees’ Thrift-Incentive Plan

•	The Liberty Mutual Section 125 Plan

•	The Liberty Mutual Medical Plan

•	The Liberty Mutual Dental Plan

•	The Liberty Mutual Employee Life Insurance Plan

•	The Liberty Mutual Executive Life Insurance Program

•	The Liberty Mutual Insurance Company Optional Life Insurance Plan

•	The Liberty Mutual Death Benefit Only Plan

•	The Liberty Mutual Accidental Death and Dismemberment Insurance Plan

•	The Liberty Mutual Vision Care Plan

•	The Liberty Mutual Short-Term Disability Plan

•	The Liberty Mutual Long-Term Disability Plan

•	The Liberty Mutual Insurance Company Executive Long-Term Disability Plan

•	The Liberty Mutual Long-Term Care Insurance Plan

•	The Liberty Mutual Employees’ Flexible Spending Accounts Program

•	The Liberty Mutual Severance Pay Plan

•	The Liberty Mutual Work Life Solutions Plan

•	The Liberty Mutual Adoption Assistance Plan

Schedule 5.4 Agency Market Plans
Agency Market Plans established by Agency Markets pursuant to Section 5.4
•	Liberty Mutual Agency Corporation Retirement Benefit Plan

•	Liberty Mutual Agency Corporation Supplemental Income at Retirement Plan

•	Liberty Mutual Agency Corporation Deferred Compensation Plan

•	Liberty Mutual Agency Corporation Variable Incentive Plan

•	Liberty Mutual Agency Corporation Management Incentive Plan

•	Liberty Mutual Agency Corporation Long-Term Incentive Plan

Schedule 8.1 Pre-Existing Agreements
Management Services Agreements
     Management Services Agreement, dated December 15, 2001, by and between America First Insurance Company and Liberty Mutual Insurance Company, Amendment No. 1 thereto, effective as of December 31, 2007 and Acknowledgement Letter, dated October 13, 2005
     Management Services Agreement, dated January 1, 2006, by and between Gulf States First AIF, Inc. for an on behalf of itself and as Attorney-in-Fact for America First Lloyds’ Insurance Company and Liberty Mutual Insurance Company, Amendment No. 1 thereto, effective as of December 31, 2007, and Amendment No. 2 thereto, effective as of January 1, 2006
     Management Services Agreement, dated January 1, 2009, by and between America Economy Insurance Company and Liberty Mutual Insurance Company
     Management Services Agreement, dated August 24, 2007, by and between America Fire and Casualty Company and Liberty Mutual Insurance Company and Amendment No. 1 thereto, effective as of December 31, 2007
     Management Services Agreement, dated January 1, 2009, by and between America States Insurance Company and Liberty Mutual Insurance Company
     Management Services Agreement, dated January 1, 2009, by and between America States Insurance Company of Texas and Liberty Mutual Insurance Company
     Management Services Agreement, dated January 1, 2009, by and between America States Lloyds Insurance Company and Liberty Mutual Insurance Company
     Management Services Agreement, dated January 1, 2009, by and between America States Preferred Insurance Company and Liberty Mutual Insurance Company
     Management Services Agreement, dated January 1, 2002, by and between Colorado Casualty Insurance Company and Liberty Mutual Insurance Company, Amendment No. 1 thereto, effective as of December 31, 2007, Amendment No. 2 thereto, effective as of January 1, 2004, and Acknowledgement Letter, dated October 13, 2005
     Management Services Agreement, dated December 15, 2001, by and between Consolidated Insurance Company and Liberty Mutual Insurance Company, Amendment No. 1 thereto, effective as of December 31, 2007, and Acknowledgement Letter, dated October 13, 2005
     Management Services Agreement, dated December 15, 2001, by and between Excelsior Insurance Company and Liberty Mutual Insurance Company, Amendment No. 1 thereto, effective as of December 31, 2007, and Acknowledgement Letter, dated October 13, 2005

     Management Services Agreement, dated January 1, 2009, by and between First National Insurance Company of America and Liberty Mutual Insurance Company
     Management Services Agreement, dated January 1, 2009, by and between General Insurance Company of America and Liberty Mutual Insurance Company
     Management Services Agreement, dated August 21, 1997, by and between Golden Eagle Insurance Corporation and Liberty Mutual Insurance Company and Amendment No 1, thereto, effective as of December 31, 2007
     Management Services Agreement, dated December 15, 2001, by and between Hawkeye-Security Insurance Company, f/k/a Tower Insurance Company, Inc., and Liberty Mutual Insurance Company, Amendment No 1, thereto, effective as of December 31, 2007 and Acknowledgement Letter, dated October 13, 2005
     Management Services Agreement, dated December 15, 2001, by and between Indiana Insurance Company and Liberty Mutual Insurance Company, Amendment No 1, thereto, effective as of December 31, 2007 and Acknowledgement Letter, dated October 13, 2005
     Management Services Agreement, dated January 1, 2006, by and between Liberty Northwest Insurance Corporation and Liberty Mutual Insurance Company and Amendment No 1, thereto, effective as of December 31, 2007
     Management Services Agreement, dated December 15, 2001, by and between Mid-American Fire & Casualty Company and Liberty Mutual Insurance Company, Amendment No 1, thereto, effective as of December 31, 2007 and Acknowledgement Letter, dated October 13, 2005
     Management Services Agreement, dated December 15, 2001, by and between Montgomery Mutual Insurance Company and Liberty Mutual Insurance Company and Acknowledgement Letter, dated October 13, 2005
     Management Services Agreement, dated January 1, 2006, by and between North Pacific Insurance Company and Liberty Mutual Insurance Company and Amendment No 1, thereto, effective as of December 31, 2007
     Management Services Agreement, dated August 24, 2007, by and between Ohio Security Insurance Company and Liberty Mutual Insurance Company and Amendment No 1, thereto, effective as of December 31, 2007
     Management Services Agreement, dated January 1, 2006, by and between Oregon Automobile Insurance Company and Liberty Mutual Insurance Company and Amendment No 1, thereto, effective as of December 31, 2007
     Management Services Agreement, dated December 15, 2001, by and between Atlas Assurance Company of America, n/k/a Peerless Indemnity Insurance Company, and Liberty Mutual Insurance Company, Amendment No 1, thereto, effective as of December 31, 2007 and Acknowledgement Letter, dated October 13, 2005

2

     Management Services Agreement, dated December 15, 2001, by and between Peerless Insurance Company, on behalf of itself and its affiliates, and Liberty Mutual Insurance Company, Amendment No. 1 thereto, effective as of December 31 2007 and Acknowledgement Letter, dated October 13, 2005
     Management Services Agreement, dated January 1, 2009, by and between Safeco Insurance Company of America and Liberty Mutual Insurance Company
     Management Services Agreement, dated January 1, 2009, by and between Safeco Insurance Company of Illinois and Liberty Mutual Insurance Company
     Management Services Agreement, dated January 1, 2009, by and between Safeco Insurance Company of Indiana and Liberty Mutual Insurance Company
     Management Services Agreement, dated January 1, 2009, by and between Safeco Insurance Company of Oregon and Liberty Mutual Insurance Company
     Management Services Agreement, dated January 1, 2009, by and between Safeco Lloyds Insurance Company and Liberty Mutual Insurance Company
     Management Services Agreement, dated January 1, 2009, by and between Safeco National Insurance Company and Liberty Mutual Insurance Company
     Management Services Agreement, dated January 1, 2009, by and between Safeco Surplus Lines Insurance Company and Liberty Mutual Insurance Company
     Management Services Agreement, dated December 15, 2001, by and between The Midwestern Indemnity Company and Liberty Mutual Insurance Company, Amendment No. 1 thereto, effective as of December 31, 2007 and Acknowledgement Letter, dated October 13, 2005
     Management Services Agreement, dated December 15, 2001, by and between The Netherlands Insurance Company and Liberty Mutual Insurance Company, Amendment No. 1 thereto, effective as of December 31, 2007 and Acknowledgement Letter, dated October 13, 2005
     Management Services Agreement, dated August 24, 2007, by and between The Ohio Casualty Insurance Company and Liberty Mutual Insurance Company and Amendment No. 1 thereto, effective as of December 31, 2007
     Management Services Agreement, dated August 24, 2007, by and between West American Insurance Company and Liberty Mutual Insurance Company and Amendment No. 1 thereto, effective as of December 31, 2007

3

Services Agreements
     Management Agreement, dated as of July 1, 2003, by and between Peerless Insurance Company and Liberty Mutual Insurance Company and Amendment No. 1, dated as of December 31, 2007, thereto
     Claims Service Agreement, dated January 1, 2010, between Peerless Insurance Company and Liberty Mutual Insurance Company
     Middle Market Claims Service Agreement, dated as of January 1, 2010, between Peerless Insurance Company and Liberty Mutual Insurance Company
     National Market Claims Service Agreement, dated as of January 1, 2010, between Peerless Insurance Company, Helmsman Management Services LLC and Liberty Mutual Insurance Company
     Reciprocal Claims Service Agreement, dated as of February 14, 2000, by and among The Peerless Insurance Company on behalf of itself and on behalf of the Netherlands Insurance Company, Employers Insurance of Wausau A Mutual Company on behalf of itself and on behalf of the Wausau Underwriters Insurance Company; and Liberty Mutual Insurance Company on behalf of itself and on behalf of LM Insurance Corporation, First Liberty Insurance Corporation, Liberty Mutual Fire Insurance Company and Liberty Insurance and Amendment No. 1, dated as of December 31, 2007, thereto
     Service Agreement, dated as of April 1, 2006, between Employers Insurance Company of Wausau, Wausau Business Insurance Company, Wausau General Insurance Company, Wausau Underwriters Insurance Company and Peerless Insurance Company and Amendment No. 1, dated as of December 31, 2007, thereto
Cash Management Agreements
     Amended and Restated Cash Management Agreement, effective as of January 1, 2010, by and between American Economy Insurance Company and Liberty Mutual Investment Advisors LLC
     Amended and Restated Cash Management Agreement, effective as of January 1, 2010, by and between American Fire & Casualty Company, Mid-American Fire and Casualty Company, The Midwestern Indemnity Company, The Ohio Casualty Insurance Company, Ohio Security Insurance Company and Liberty Mutual Investment Advisors LLC
     Amended and Restated Cash Management Agreement, effective as of January 1, 2010, by and between America First Insurance Company and Liberty Mutual Investment Advisors LLC
     Amended and Restated Cash Management Agreement, effective as of January 1, 2010, by and between American States Insurance Company and Liberty Mutual Investment Advisors LLC

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     Amended and Restated Cash Management Agreement, effective as of March 1, 2010, by and between American States Preferred Insurance Company and Liberty Mutual Investment Advisors LLC
     Cash Management Agreement, effective as of January 1, 2010, by and between Colorado Casualty Insurance Company and Liberty Mutual Investment Advisors LLC
     Amended and Restated Cash Management Agreement, effective as of January 1, 2010, by and between Consolidated Insurance Company and Liberty Mutual Investment Advisors LLC
     Amended and Restated Cash Management Agreement, effective as of January 1, 2010, by and between Excelsior Insurance Company and Liberty Mutual Investment Advisors LLC
     Amended and Restated Cash Management Agreement, effective as of January 1, 2010, by and between First National Insurance Company of America and Liberty Mutual Investment Advisors LLC
     Amended and Restated Cash Management Agreement, effective as of January 1, 2010, by and between General Insurance Company of America and Liberty Mutual Investment Advisors LLC
     Amended and Restated Cash Management Agreement, effective as of March 1, 2010, by and between Golden Eagle Insurance Corporation and Liberty Mutual Investment Advisors LLC
     Amended and Restated Cash Management Agreement, effective as of January 1, 2010, by and between Hawkeye-Security Insurance Company and Liberty Mutual Investment Advisors LLC
     Amended and Restated Cash Management Agreement, effective as of January 1, 2010, by and between Indiana Insurance Company and Liberty Mutual Investment Advisors LLC
     Amended and Restated Cash Management Agreement, effective as of January 1, 2010, by and between Liberty Northwest Insurance Corporation and Liberty Mutual Investment Advisors LLC
     Amended and Restated Cash Management Agreement, effective as of January 1, 2010, by and between National Insurance Association and Liberty Mutual Investment Advisors LLC
     Amended and Restated Cash Management Agreement, effective as of January 1, 2010, by and between North Pacific Insurance Company and Liberty Mutual Investment Advisors, LLC
     Amended and Restated Cash Management Agreement, effective as of January 1, 2010, by and between Oregon Automobile Insurance Company and Liberty Mutual Investment Advisors LLC
     Amended and Restated Cash Management Agreement, effective as of January 1, 2010, by and between Peerless Indemnity Insurance Company and Liberty Mutual Investment Advisors LLC

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     Amended and Restated Cash Management Agreement, effective as of January 1, 2010, by and between Peerless Insurance Company and Liberty Mutual Investment Advisors LLC
     Amended and Restated Cash Management Agreement, effective as of January 1, 2010, by and between Safeco Insurance Company of America and Liberty Mutual Investment Advisors LLC
     Amended and Restated Cash Management Agreement, effective as of January 1, 2010, by and between Safeco Insurance Company of Illinois and Liberty Mutual Investment Advisors LLC
     Amended and Restated Cash Management Agreement, effective as of January 1, 2010, by and between Safeco Insurance Company of Indiana and Liberty Mutual Investment Advisors LLC
     Amended and Restated Cash Management Agreement, effective as of January 1, 2010, by and between Safeco Insurance Company of Oregon and Liberty Mutual Investment Advisors LLC
     Cash Management Agreement, effective as of January 1, 2010, by and between Safeco National Insurance Company and Liberty Mutual Investment Advisors LLC
     Amended and Restated Cash Management Agreement, effective as of January 1, 2010, by and between Safeco Surplus Lines Insurance Company and Liberty Mutual Investment Advisors LLC
     Amended and Restated Cash Management Agreement, effective as of January 1, 2010, by and between The Netherlands Insurance Company and Liberty Mutual Investment Advisors LLC
     Amended and Restated Cash Management Agreement, effective January 1, 2010, by and between West American Insurance Company and Liberty Mutual Investment Advisors LLC
Investment Management Agreements
     Investment Management Agreement, effective as of January 1, 2010, by and between America First Insurance Company and Liberty Mutual Group Inc.
     Investment Management Agreement, effective as of January 1, 2010, by and between America First Lloyd’s Insurance Company and Liberty Mutual Group Inc.
     Amended and Restated Investment Management Agreement, effective as of January 1, 2010, by and between American Economy Insurance Company and Liberty Mutual Investment Advisors LLC
     Investment Management Agreement, effective as of January 1, 2010, by and between American Economy Insurance Company and Liberty Mutual Group Inc.

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     Investment Management Agreement, effective as of January 1, 2010, by and between American Fire and Casualty Company, Mid-American Fire & Casualty Company, Ohio Security Insurance Company, The Midwestern Indemnity Company, The Ohio Casualty Insurance Company and Liberty Mutual Group Inc.
     Investment Management Agreement, effective as of January 1, 2010, by and between America States Insurance Company and Liberty Mutual Group Inc.
     Amended and Restated Investment Management Agreement, effective as of January 1, 2010, by and between American States Insurance Company and Liberty Mutual Investment Advisors LLC
     Investment Management Agreement, effective as of January 1, 2010, by and between American States Insurance Company of Texas and Liberty Mutual Group Inc.
     Investment Management Agreement, effective as of January 1, 2010, by and between American States Lloyds Insurance Company and Liberty Mutual Group Inc.
     Investment Management Agreement, effective as of March 1, 2010, by and between American States Preferred Insurance Company and Liberty Mutual Group Inc.
     Investment Management Agreement, effective as of January 1, 2010, by and between Colorado Casualty Insurance Company and Liberty Mutual Group Inc.
     Investment Management Agreement, effective as of January 1, 2010, by and between Consolidated Insurance Company and Liberty Mutual Group Inc.
     Investment Management Agreement, effective as of January 1, 2010, by and between Excelsior Insurance Company and Liberty Mutual Group Inc.
     Investment Management Agreement, effective as of January 1, 2010, by and between First National Insurance Company of America and Liberty Mutual Group
     Investment Management Agreement, effective as of January 1, 2010, by and between General Insurance Company of America and Liberty Mutual Group Inc.
     Amended and Restated Investment Management Agreement, effective as of January 1, 2010, by and between General Insurance Company of America and Liberty Mutual Investment Advisors LLC
     Investment Management Agreement, effective as of March 1, 2010, by and between Golden Eagle Insurance Corporation and Liberty Mutual Group Inc.
     Investment Management Agreement, effective as of January 1, 2010, by and between Hawkeye-Security Insurance Company and Liberty Mutual Group Inc.
     Investment Management Agreement, effective as of January 1, 2010, by and between Indiana Insurance Company and Liberty Mutual Group Inc.

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     Amended and Restated Investment Management Agreement, effective as of January 1, 2010, by and between Indiana Insurance Company and Liberty Mutual Investment Advisors LLC
     Investment Management Agreement, effective as of January 1, 2010, by and between Liberty Northwest Insurance Corporation and Liberty Mutual Group Inc.
     Investment Management Agreement, effective as of January 1, 2010, by and between Montgomery Mutual Insurance Company and Liberty Mutual Group Inc.
     Investment Management Agreement, effective as of January 1, 2010, by and between National Insurance Association and Liberty Mutual Group.
     Investment Management Agreement, effective as of January 1, 2010, by and between North Pacific Insurance Company and Liberty Mutual Group Inc.
     Investment Management Agreement, effective as of January 1, 2010, by and between Oregon Automobile Insurance Company and Liberty Mutual Group Inc.
     Investment Management Agreement, effective as of January 1, 2010, by and between Peerless Indemnity Insurance Company and Liberty Mutual Group Inc.
     Investment Management Agreement, effective as of January 1, 2010, by and between Peerless Insurance Company and Liberty Mutual Group Inc.
     Investment Management Agreement, effective as of January 1, 2010, by and between Peerless Insurance Company and Liberty Mutual Investment Advisors LLC
     Investment Management Agreement, effective as of January 1, 2010, by and between Safeco Insurance Company of America and Liberty Mutual Group Inc.
     Investment Management Agreement, effective as of January 1, 2010, by and between Safeco Insurance Company of America and Liberty Mutual Investment Advisors LLC
     Investment Management Agreement, effective as of January 1, 2010, by and between Safeco Insurance Company of Illinois and Liberty Mutual Group Inc.
     Investment Management Agreement, effective as of January 1, 2010, by and between Safeco Insurance Company of Indiana and Liberty Mutual Group Inc.
     Investment Management Agreement, effective as of January 1, 2010, by and between Safeco Insurance Company of Oregon and Liberty Mutual Group Inc.
     Investment Management Agreement, effective as of January 1, 2010, by and between Safeco Lloyds Insurance Company and Liberty Mutual Group Inc.
     Investment Management Agreement, effective as of January 1, 2010, by and between Safeco National Insurance Company and Liberty Mutual Group Inc.

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     Investment Management Agreement, effective as of January 1, 2010, by and between Safeco Surplus Lines Insurance Company and Liberty Mutual Group Inc.
     Investment Management Agreement, effective as of January 1, 2010, by and between The Netherlands Insurance Company and Liberty Mutual Group Inc.
     Amended and Restated Investment Management Agreement, effective as of January 1, 2010, by and between The Ohio Casualty Insurance Company and Liberty Mutual Investment Advisors LLC
     Investment Management Agreement, effective as of January 1, 2010, by and between West American Insurance Company and Liberty Mutual Group Inc.
Reinsurance Agreements
     Workers’ Compensation and Employers’ Liability Reinsurance Agreement, effective March 1, 1983, between Liberty Northwest Insurance Corporation and Liberty Mutual Insurance Company, and Termination Endorsement thereto dated June 8, 1990
     Reinsurance Agreement No. 19980929LMIC , effective September 29, 1998, by and between Colorado Casualty Insurance Company and Liberty Mutual Insurance Company
     Property & Casualty Quota Share Reinsurance Agreement, dated as of June 1, 1996, by and between Albany Insurance Company, n/k/a Liberty Insurance Underwriters Inc., and Atlas Assurance Company of America and Cancellation Addendum thereto effective as of December 31, 1999
     Property & Casualty Quota Share Retrocession Agreement, effective January 1, 2001, by and between Peerless Insurance Company and Liberty Mutual Insurance Company
     Reinsurance Agreement, effective as of December 2, 2002, by and between Liberty County Mutual Insurance Company and Liberty Mutual Insurance Company
     Quota Share Reinsurance Agreement, effective December 1, 2002, between Peerless Insurance Company and Liberty Mutual Insurance Company (with and on behalf of The First Liberty Insurance Corporation), Liberty Mutual Fire Insurance Company, LM Insurance Corporation and Liberty Insurance Corporation
     Casualty Excess of Loss Reinsurance Agreement No. CXoLSH02, effective January 1, 2002, by and between Bridgefield Casualty Insurance Company, Bridgefield Employers Insurance Company, and Peerless Insurance Company and Endorsement No. 1 to the Interests and Liabilities Contract thereto, effective as of September 30, 2003
     Reinsurance Agreement, effective as of January 1, 1993, by and between Liberty Mutual Insurance Company, Liberty Mutual Fire Insurance Company, Liberty Mutual (Bermuda) Ltd., Liberty Insurance Corporation, LM Insurance Corporation, The First Liberty Insurance

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Corporation and Lexco, Limited and Liberty Northwest Insurance Corporation, Endorsement 1 thereto, effective January 1, 1994, Endorsement 2 thereto, effective January 1, 1995, Endorsement 3 thereto, effective January 1, 1996, Endorsement 4 thereto, effective January 1, 1997, Endorsement 5 thereto, effective January 1, 1998 and Endorsement 6 thereto, effective January 1, 1999
     Property Per Risk Excess of Loss Reinsurance Contract No. LMPpR – 2005, effective January 1, 2005, between Peerless Insurance Company and Liberty Mutual Insurance Company and Interest and Liabilities Contract thereto, Effective as of January 1, 2005
     Quota Share Reinsurance Contract, effective as of January 1, 2005, by and between Liberty Mutual Insurance Company (with and on behalf of The First Liberty Insurance Corporation), Liberty Mutual Fire Insurance Company, LM Insurance Corporation, Liberty Insurance Corporation, Liberty County Mutual Insurance Company and Liberty Northwest Insurance Corporation
     Casualty Excess of Loss Reinsurance Agreement No. RAMSumCX — 2003, effective January 1, 2003, by and between Bridgefield Casualty Insurance Company, Bridgefield Employers Insurance Company and Peerless Insurance Company, Endorsement No. 1 to the Interest and Liabilities Contract thereto, effective January 1, 2004 and Endorsement No. 2 to the to the Interest and Liabilities Contract thereto, effective January 1, 2005
     Casualty Excess of Loss Reinsurance Agreement No. RAM Re BSGCX — 2006, effective as of January 1, 2006, by and between Liberty Mutual Insurance Company (with and on behalf of The First Liberty Insurance Corporation), Liberty Mutual Fire Insurance Company, LM Insurance Corporation, and Liberty Insurance Corporation (for business classified as Business Solutions Group) and Peerless Insurance Company
     Property Per Risk Excess of Loss Reinsurance Agreement No. RAM Re BSGPX — 2006, effective as of January 1, 2006, by and between Liberty Mutual Insurance Company (with and on behalf of The First Liberty Insurance Corporation), Liberty Mutual Fire Insurance Company, LM Insurance Corporation, Liberty Insurance Corporation, Liberty County Mutual Insurance Company (for business classified as LMIC Business Solutions Group) and Peerless Insurance Company
     Quota Share Reinsurance Agreement, effective as of April 1, 2006, between Employers Insurance Company of Wausau and Peerless Insurance Company
     Wausau Umbrella Quota Share Reinsurance Contract No. RAMWA06UQS, effective as of January 1, 2006, between Peerless Insurance Company and Employers Insurance Company of Wausau, Wausau General Insurance Company, Wausau Underwriters Insurance Company and Wausau Business Insurance Company
     Casualty Excess of Loss Reinsurance Agreement No. RAM ReSumCX — 2006, effective as of January 1, 2006, by and between Bridgefield Casualty Insurance Company, Bridgefield Employers Insurance Company and Peerless Insurance Company and Endorsement No. 1 to the Interests and Liabilities Contract thereto, effective as of January 1, 2007

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     Workers Compensation Excess of Loss Reinsurance Agreement, effective as of January 1, 2000, between Bridgefield Casualty Insurance Company, Bridgefield Employers Insurance Company, and Peerless Insurance Company, Addendum No. 1 thereto, effective as of January 1, 2001 and Endorsement No. 2 to the Interests and Liabilities Contract thereto, effective as of January 1, 2002
     All Lines Casualty Excess of Loss Reinsurance Contract No. 2000260, effective as of January 1, 2007, by and between Peerless Insurance Company and Liberty Mutual Insurance Company and the Interest and Liabilities Agreement attached thereto
     Casualty Excess of Loss Reinsurance Agreement No. RAMSumCX — 2005, effective as of January 1, 2005, between Bridgefield Casualty Insurance Company, Bridgefield Employers Insurance Company and Peerless Insurance Company and Endorsement No. 1 to the Interests and Liabilities Contract thereto, effective as of January 1, 2006
     Reinsurance Agreement, effective as of January 1, 2004, by and between Golden Eagle Insurance Corporation and the Liberty Mutual Insurance Company, and Amendment No. 1 thereto, effective as of December 31, 2007
     Wausau Retrocession Quota Share Contract No. 2100400, effective as of April 1, 2008, between and among Peerless Insurance Company and Liberty Mutual Insurance Company and the Interest and Liabilities Agreement attached to and forming a part thereof
     Second Casualty Excess of Loss Reinsurance Contract No. 2008159, effective January 1, 2008, between Peerless Insurance Company and Liberty Mutual Insurance Company and the Interests and Liabilities Agreement attached thereto
     Casualty Excess of Loss Reinsurance Agreement No. 1000102, effective January 1, 2008, between Employers Insurance Company of Wausau and Liberty Mutual Insurance Company and Peerless Insurance Company
     First Casualty Excess of Loss Reinsurance Contract No. 2008158, effective January 1, 2008, between Peerless Insurance Company and Liberty Mutual Insurance Company and the Interests and Liabilities Agreement attached thereto
     Property Per Risk Excess of Loss Reinsurance Agreement No. 67316, effective January 1, 2008, between Employers Insurance Company of Wausau and Liberty Mutual Insurance Company and Peerless Insurance Company
     Workers’ Compensation Clash Excess of Loss Reinsurance Contract No. 2000290, effective January 1, 2007, between Peerless Insurance Company and Liberty Mutual Insurance Company and the Interest and Liabilities Agreement attached thereto
     Property Catastrophe Excess of Loss Reinsurance Contract No. 2000240 $300,000,000 XS $50,000,000, effective January 1, 2007, between Peerless Insurance Company and Liberty Mutual Insurance Company and the Interests and Liabilities Agreement attached thereto

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     Property Catastrophe Excess of Loss Reinsurance Contract No. 2000250 $1,400,000,000 XS $550,000,000, effective January 1, 2007, between Peerless Insurance Company and Liberty Mutual Insurance Company and the Interests and Liabilities Agreement attached thereto
     Property Catastrophe Excess of Loss Reinsurance Agreement, effective January 1, 2005, between Peerless Insurance Company and Liberty Mutual Insurance Company
     Property Catastrophe Excess of Loss Reinsurance Contract, effective January 1, 2006, between Peerless Insurance Company and the various Reinsurers identified by the Interests and Liabilities Agreements attached to and forming a part thereof, Amendment No. 1 effective January 1, 2006 and Amendment No. 2 effective January 1, 2006
     Property Catastrophe Excess of Loss Reinsurance Contract No. 2000252 $20,000,000 XS $30,000,000, effective January 1, 2008, between Peerless Insurance Company and Liberty Mutual Insurance Company and the Interests and Liabilities Agreement attached thereto
     Property Catastrophe Excess of Loss Reinsurance Contract No. 2008250 $800,000,000 XS $50,000,000, effective January 1, 2008, between Peerless Insurance Company and Liberty Mutual Insurance Company and the Interests and Liabilities Agreement attached thereto
     Property Catastrophe Excess of Loss Reinsurance Contract No. 2009250 $825,000,000 XS $500,000,000, effective January 1, 2009, between Peerless Insurance Company and Liberty Mutual Insurance Company and the Interests and Liabilities Agreement attached thereto
     Property Catastrophe Excess of Loss Reinsurance Contract No. 2010250 $825,000,000 XS $500,000,000, effective January 1, 2010, between Peerless Insurance Company and Liberty Mutual Insurance Company and the Interests and Liabilities Agreement attached thereto
     Agency Markets Discontinued Operations Quota Share Reinsurance Contract No. 3100700, effective January 1, 2010, between Peerless Insurance Company and Liberty Mutual Insurance Company
     100% Quota Share Reinsurance Agreement, effective January 1, 2010, by and between Peerless Insurance Company and Insurance company of Illinois
     100% Quota Share Reinsurance Agreement, effective January 1, 2010, by and between Peerless Insurance Company and Liberty Mutual Mid-Atlantic Insurance Company
     Commercial Equipment Breakdown Quota Share Reinsurance Contract No. 3200195, effective January 1, 2010, between Peerless Insurance Company and Liberty Mutual Insurance Company and Endorsement No.1 thereto, effective as of April 1, 2010
     Workers’ Compensation Catastrophe Excess of Loss Reinsurance Contract No. 2010300, effective January 1, 2010, between Peerless Insurance Company and Liberty Mutual Insurance Company and the Interests and Liabilities Agreement attached thereto

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     Workers’ Compensation Catastrophe Clash Excess of Loss Reinsurance Contract No. 2000290, effective January 1, 2007, between Peerless Insurance Company and Liberty Mutual Insurance Company and the Interest and Liabilities Agreement attached thereto
     Excess of Loss Reinsurance Contract No. 2000240 $300,000,000 XS $50,000,000, effective January 1, 2007, between Peerless Insurance Company and Liberty Mutual Insurance Company and the Interests and Liabilities Agreement attached thereto
     Property Catastrophe Excess of Loss Reinsurance Contract No. 2000250 $1,400,000,000 XS $550,000,000, effective January 1, 2007, between Peerless Insurance Company and Liberty Mutual Insurance Company and the Interests and Liabilities Agreement attached thereto
     Workmen’s Compensation and General Liability Eighth Excess of Loss Reinsurance Contract, effective December 18, 1974, issued to Liberty Mutual Insurance Company and Liberty Mutual Fire Insurance Company by American Union Insurance Company of New York and Endorsement No. 1 thereto, effective as of December 31, 1975
     Worker’s Compensation and General Liability Fourth Excess of Loss Reinsurance Contract, effective December 31, 1975, issued to Liberty Mutual Insurance Company and Liberty Mutual Fire Insurance Company by American Union Insurance Company of New York and the Interests and Liabilities Agreement thereto, effective December 31, 1976
     Worker’s Compensation and General Liability Seventh Excess of Loss Reinsurance Contract, effective December 31, 1977, issued to Liberty Mutual Insurance Company and Liberty Mutual Fire Insurance Company, the Interests and Liabilities Agreement thereto, effective December 31, 1977, by and between Liberty Mutual Insurance Company and Liberty Mutual Fire Insurance Company and American Union Insurance Company of New York and the Interests and Liabilities Agreement thereto, effective December 31, 1977, by and between Liberty Mutual Insurance Company and Liberty Mutual Fire Insurance Company and Excess & Treaty Management Corporation Underwriting Manager
     Workers’ Compensation and General Liability Sixth Excess of Loss Reinsurance Contract, effective December 31, 1978, issued to Liberty Mutual Insurance Company and Liberty Mutual Fire Insurance Company, the Interests and Liabilities Agreement thereto, effective December 31, 1978, by and between Liberty Mutual Insurance Company and Liberty Mutual Fire Insurance Company and American Union Insurance Company of New York and the Interests and Liabilities Agreement thereto, effective December 31, 1978, by and between Liberty Mutual Insurance Company and Liberty Mutual Fire Insurance Company and Excess and Treaty Management Corporation Underwriting Manager
     Workers’ Compensation and General Liability Seventh Excess of Loss Reinsurance Contract, effective December 31, 1979, issued to Liberty Mutual Insurance Company and Liberty Mutual Fire Insurance Company, the Interests and Liabilities Agreement thereto, effective May 15, 1979, by and between Liberty Mutual Insurance Company and Liberty Mutual Fire Insurance Company and American Union Insurance Company of New York and the Interests and Liabilities Agreement thereto, effective May 15, 1979, by and between Liberty

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Mutual Insurance Company and Liberty Mutual Fire Insurance Company and Excess and Treaty Management Corporation Underwriting Manager
     Workers’ Compensation and General Liability Sixth Excess of Loss Reinsurance Contract, effective December 31, 1980, issued to Liberty Mutual Insurance Company and Liberty Mutual Fire Insurance Company, Endorsement No. 2 thereto, effective December 31, 1980, between Liberty Mutual Insurance Company and Liberty Mutual Fire Insurance Company and American Union Insurance Company of New York and Endorsement No. 2 thereto, effective December 31, 1980, by and between Liberty Mutual Insurance Company and Liberty Mutual Fire Insurance Company and Excess & Treaty Management Corporation Underwriting Manager
     Workers’ Compensation and General Liability Sixth Excess of Loss Reinsurance Contract, effective December 31, 1981, issued to Liberty Mutual Insurance Company, Liberty Mutual Fire Insurance Company and Liberty Mutual (Bermuda) Ltd., Endorsement No. 3 thereto, effective December 31, 1981, between Liberty Mutual Insurance Company, Liberty Mutual Fire Insurance Company and Liberty Mutual (Bermuda) Ltd. and Excess & Treaty Management Corporation Underwriting Manager and Endorsement No. 3 thereto, effective December 31, 1981, between Liberty Mutual Insurance Company, Liberty Mutual Fire Insurance Company and Liberty Mutual (Bermuda) Ltd. and American Union Insurance Company of New York
     Workers’ Compensation and General Liability Sixth Excess of Loss Reinsurance Contract, effective December 31, 1983, issued to Liberty Mutual Insurance Company, Liberty Mutual Fire Insurance Company, Liberty Mutual (Bermuda) Ltd., Liberty Insurance Corporation and Liberty Northwest Insurance Corporation, the Interests and Liabilities Agreement thereto, effective December 31, 1983, between Liberty Mutual Insurance Company, Liberty Mutual Fire Insurance Company, Liberty Mutual (Bermuda) Ltd., Liberty Insurance Corporation and Liberty Northwest Insurance Corporation and American Union Insurance Company of New York and the Interests and Liabilities Agreement thereto, effective December 31, 1983, between Liberty Mutual Insurance Company, Liberty Mutual Fire Insurance Company, Liberty Mutual (Bermuda) Ltd., Liberty Insurance Corporation and Liberty Northwest Insurance Corporation and Atlas Assurance Company of America by GRE-Re of America Corp.
     Workers’ Compensation and General Liability Seventh Excess of Loss Reinsurance Contract, effective December 31, 1984, Liberty Mutual Insurance Company, Liberty Mutual Fire Insurance Company, Liberty Mutual (Bermuda) Ltd., Liberty Insurance Corporation and Liberty Northwest Insurance Corporation and the Interests and Liabilities Agreement thereto, effective December 31, 1984, between Liberty Mutual Insurance Company, Liberty Mutual Fire Insurance Company, Liberty Mutual (Bermuda) Ltd., Liberty Insurance Corporation and Liberty Northwest Insurance Corporation and American Union Insurance Company of New York
     Workers’ Compensation and General Liability Sixth Excess of Loss Reinsurance Contract, effective December 31, 1984, issued to Liberty Mutual Insurance Company, Liberty Mutual Fire Insurance Company, Liberty Mutual (Bermuda) Ltd., Liberty Insurance Corporation and Liberty Northwest Insurance Corporation and the Interests and Liabilities Agreement thereto, effective December 31, 1984, by and between Liberty Mutual Insurance Company, Liberty Mutual Fire Insurance Company, Liberty Mutual (Bermuda) Ltd., Liberty Insurance Corporation and Liberty Northwest Insurance Corporation and American Union Insurance Company of New York

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     Workers’ Compensation and General Liability Seventh Excess of Loss Reinsurance Contract, effective January 1, 1986, issued to Liberty Mutual Insurance Company, Liberty Mutual Fire Insurance Company, Liberty Mutual (Bermuda) Ltd., Liberty Insurance Corporation and Liberty Northwest Insurance Corporation and the Interests and Liabilities Agreement thereto, effective January 1, 1986, by and between Liberty Mutual Insurance Company, Liberty Mutual Fire Insurance Company, Liberty Mutual (Bermuda) Ltd., Liberty Insurance Corporation and Liberty Northwest Insurance Corporation and American Union Insurance Company of New York
     Workers’ Compensation and General Liability Seventh Excess of Loss Reinsurance Contract, effective January 1, 1987, issued to Liberty Mutual Insurance Company, Liberty Mutual Fire Insurance Company, Liberty Mutual (Bermuda) Ltd., Liberty Insurance Corporation and Liberty Northwest Insurance Corporation and the Interests and Liabilities Agreement thereto, effective January 1, 1987, by and between Liberty Mutual Insurance Company, Liberty Mutual Fire Insurance Company, Liberty Mutual (Bermuda) Ltd., Liberty Insurance Corporation and Liberty Northwest Insurance Corporation and American Union Insurance Company of New York
     Workers’ Compensation and General Liability Sixth Excess of Loss Reinsurance Contract, effective January 1, 1988, issued to Liberty Mutual Insurance Company, Liberty Mutual Fire Insurance Company, Liberty Mutual (Bermuda) Ltd., Liberty Insurance Corporation and Liberty Northwest Insurance Corporation and the Interests and Liabilities Agreement thereto, effective January 1, 1988, by and between Liberty Mutual Insurance Company, Liberty Mutual Fire Insurance Company, Liberty Mutual (Bermuda) Ltd., Liberty Insurance Corporation and Liberty Northwest Insurance Corporation and American Union Insurance Company of New York
     Liberty Mutual Surety Reinsurance Agreement, effective January 1, 2008, by and between Peerless Insurance Company and Liberty Mutual Insurance Company
     Casualty Excess of Loss Reinsurance Agreement No. SummitCX2007, effective January 1, 2007, between Bridgefield Casualty Insurance Company, Bridgefield Employers Insurance Company, and Peerless Insurance Company and Endorsement No. 1 to the Interests and Liabilities Contract thereto, effective as of September 30, 2003
     Commercial Umbrella Excess of Loss Reinsurance Contract No. 2000310, effective January 1, 2007, between Peerless Insurance Company and Liberty Mutual Insurance Company and the Interest and Liabilities Agreement attached thereto

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